The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell nor do they solicit an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(7) Registration No. 333-216976

Subject to Completion

Preliminary Prospectus Supplement dated March 28, 2017

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 28, 2017)

80,000,000 Units

Banco Santander (Brasil) S.A.

(incorporated in the Federative Republic of Brazil)

Including units in the form of American depositary shares

The selling shareholder named in this prospectus supplement, Qatar Holding LLC (“Qatar Holding”, or the “Selling Shareholder”), is offering a total of 80,000,000 units (each, a “unit”), which is composed of one common share, no par value, and one preferred share, no par value, of Banco Santander (Brasil) S.A. This offering is being conducted by the international underwriters named in this prospectus supplement in the United States and elsewhere outside Brazil (the “international offering”).  In the international offering, units are being offered in the form of American depositary shares (the “ADSs”), each of which represents one unit. The offering of the ADSs is being underwritten by the international underwriters named in this prospectus. The Brazilian underwriters named in this prospectus supplement are offering              units in a separate offering in Brazil (the “Brazilian offering” and, together with the international offering, the “global offering”). Any units not in the form of ADSs purchased by investors outside Brazil will be settled in Brazil and paid for in reais. Each of the international offering and the Brazilian offering is conditioned on the closing of the other. We will not receive any proceeds from the sale of ADSs or units by the Selling Shareholder.

Our units, common shares and preferred shares are listed on the São Paulo Stock Exchange (BM&FBOVESPA S.A. - Bolsa de Valores, Mercadorias e Futuros) (the “BM&FBOVESPA”), under the symbol “SANB11”, “SANB3” and “SANB4” respectively. The ADSs are listed on the New York Stock Exchange under the symbol “BSBR.” On March 27, 2017, the last reported sale price of the ADSs on the New York Stock Exchange was U.S.$9.77 per ADS.

This offering has not been and will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários) (the “CVM”). In Brazil, the Brazilian underwriters will offer units pursuant to a confidential Portuguese language memorandum (the “Brazilian memorandum”), which includes our formulário de referência incorporated by reference therein, as an offering with restricted placement efforts to no more than 75 professional investors in Brazil (excluding non-Brazilian investors), and our units offered may be acquired by no more than 50 professional investors in Brazil (excluding non-Brazilian investors), in compliance with CVM Instruction No. 476, dated January 16, 2009, as amended (“CVM Instruction No. 476”). The abovementioned restrictions are not applicable to placement efforts or acquisitions concerning non-Brazilian investors. Investment funds and securities portfolios in which the investment decisions are made by the same manager shall be regarded as one sole professional investor, pursuant to the terms of article 3 of CVM Instruction No. 476. This prospectus supplement is not addressed to Brazilian residents and it should not be forwarded or distributed to, nor read or consulted by, acted on or relied upon by Brazilian residents. Any investment to which this prospectus relates is available only to non-Brazilian residents and will only be made by non-Brazilian residents. If you are a Brazilian resident and received this prospectus supplement, please destroy it along with any copies.

The Selling Shareholder has granted the international underwriters the option to purchase up to 12,000,000 additional ADSs (the “Additional ADSs”) within 30 days from, but not including, the date of this prospectus supplement, solely to cover over-allotments of ADSs, if any. The Additional ADSs, if any, will be purchased by the international underwriters in connection with the international offering, and this option to purchase the Additional ADSs, if exercised, will not result in any offering of units in Brazil or placement of units outside Brazil under the terms of the Brazilian Offering.

Investing in our units, common shares, preferred shares and the ADSs involves risks. You should carefully review the “Risk Factors” section beginning on page S-17 of this prospectus supplement, as well as in the documents incorporated by reference into the accompanying prospectus.

		Per ADS		Total
Public offering price	U.S.$		U.S.$
Underwriting discounts and commissions(1)	U.S.$		U.S.$
Proceeds, before expenses, to the Selling Shareholder	U.S.$		U.S.$

(1) Not including the discretionary incentive fee of % of gross proceeds of the international offering (the “incentive fee”). See “Underwriting; Conflicts of Interest” for additional information regarding underwriter compensation.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the ADSs or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The ADSs will be ready for delivery on or about            , 2017.

Bookrunners
BofA Merrill Lynch	Credit Suisse	Santander

The date of this prospectus supplement is March 28, 2017.

We and the Selling Shareholder have not authorized any other person to provide you with information different from or in addition to that included in this prospectus supplement or in the accompanying prospectus. The Selling Shareholder is not making an offer to sell the units, common shares, preferred shares and ADSs in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus supplement or in the accompanying prospectus is accurate as of any date other than the date on the front of those documents.

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About This Prospectus Supplement

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in this prospectus supplement) the statement in the document having the later date modifies or supersedes the earlier statement.

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Where You Can Find More Information

We have filed with the SEC a registration statement (including any amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus supplement, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus supplement relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K referred to, and incorporated, herein. You may inspect and copy reports and other information filed with the SEC at the Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement, except for any information superseded by information that is included directly in this document or incorporated by reference subsequent to the date of this document.

We incorporate by reference into this prospectus supplement our Annual Report on Form 20-F for the year ended December 31, 2016, filed with the SEC on March 28, 2017 (File No. 001-34476), which we refer to as our “2016 Annual Report”.

All annual reports we file with the SEC pursuant to the Exchange Act on Form 20-F after the date of this prospectus supplement and prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus supplement and to be part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K submitted to the SEC after the date of this prospectus supplement by identifying in such Form that it is being incorporated by reference into this prospectus supplement.

Any statement contained in this prospectus supplement, the accompanying prospectus or in a document incorporated or deemed incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in any such subsequent document modifies or supersedes that statement. Any statement that is modified or superseded in this manner will no longer be a part of this prospectus supplement or the accompanying prospectus, except as modified or superseded.

We will provide without charge to each person to whom this prospectus supplement has been delivered, upon the written or oral request of any such person to us, a copy of any or all of the documents referred to above that have been or may be incorporated into this prospectus supplement by reference, including exhibits to such documents. Requests for such copies should be directed to:

Avenida Presidente Juscelino Kubitschek, 2,041 and 2,235- Bloco A

Vila Olímpia

São Paulo, SP 04543-011

Federative Republic of Brazil

Phone: (55 11) 3553-3300

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Forward-Looking Statements

This prospectus supplement, the accompanying prospectus and the documents incorporated herein or therein by reference contain estimates and forward-looking statements subject to risks and uncertainties. Some of the matters discussed concerning our business operations and financial performance include estimates and forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.

Our estimates and forward-looking statements are based mainly on our current expectations and estimates or projections of future events and trends, which affect or may affect our businesses and results of operations. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to certain risks and uncertainties and are made in light of information currently available to us. Our estimates and forward-looking statements may be influenced by the following factors, among others:

•	general economic, political, social and business conditions in Brazil, including the impact of the current international economic environment and the macroeconomic conditions in Brazil;

•	exposure to various types of inflation and interest rate risks, and Brazilian government efforts to control inflation and interest rates;

•	exposure to the sovereign debt of Brazil;

•	the effect of interest rate fluctuations on our obligations under employee pension funds;

•	exchange rate volatility;

•	infrastructure and labor force deficiencies in Brazil;

•	economic developments and perception of risk in other countries;

•	increasing competition and consolidation in the Brazilian financial services industry;

•	extensive regulation by the Brazilian government and the Brazilian Central Bank, among others;

•	changes in reserve requirements;

•	changes in taxes or other fiscal assessments;

•	potential losses associated with non-performing loans or non-performance by counterparties to other types of financial instruments;

•	a decrease in the rate of growth of our loan portfolio;

•	potential prepayment of our loan and investment portfolio;

•	potential increase in our cost of funding, in particular with relation to short-term deposits;

•	a default on, or a ratings downgrade of, the sovereign debt of Brazil or of our controlling shareholder;

•	the effectiveness of our credit risk management policies;

•	our ability to adequately manage market and operational risks;

•	potential deterioration in the value of the collateral securing our loan portfolio;

•	our dependence on proper functioning of information technology systems;

•	our ability to protect personal data;

•	our ability to protect our reputation;

S-4

•	our ability to detect and prevent money laundering and other illegal activity;

•	our ability to manage the growth of our operations;

•	our ability to successfully and effectively integrate acquisitions or to evaluate risks arising from asset acquisitions; and

•	other risk factors as set forth under “Item 3. Key Information—D. Risk Factors” in our most recent annual report on Form 20-F and in “Risk Factors” in this prospectus supplement.

The words “believe,” “may,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “forecast” and similar words are intended to identify estimates and forward-looking statements. Estimates and forward-looking statements are intended to be accurate only as of the date they were made, and we undertake no obligation to update or to review any estimate and/or forward-looking statement because of new information, future events or other factors. Estimates and forward-looking statements involve risks and uncertainties and are not guarantees of future performance. Our future results may differ materially from those expressed in these estimates and forward-looking statements. You should therefore not make any investment decision based on these estimates and forward-looking statements.

The forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein, speak only as of the date they were made. We do not undertake to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

Certain Terms and Conventions

In this prospectus, the terms “Santander Brasil,” the “Bank,” “we,” “us,” “our,” “our company” and “our organization” mean Banco Santander (Brasil) S.A. and its consolidated subsidiaries, unless otherwise indicated. References to “Banco Real” mean Banco ABN AMRO Real S.A. and ABN AMRO Brasil Dois Participações S.A. and their respective consolidated subsidiaries, unless otherwise indicated. The term “Santander Spain” means Banco Santander, S.A. References to “Santander Group” mean the worldwide operations of the Santander Spain conglomerate, as directly or indirectly controlled by Santander Spain and its consolidated subsidiaries, including Santander Brasil.

All references herein to the “real,” “reais” or “R$” are to the Brazilian real, the official currency of Brazil. All references to “U.S. dollars,” “dollars” or “U.S.$” are to United States (or “U.S.”) dollars. All references to “euro,” “euros” or “€”are to the common legal currency of the member states participating in the European Economic and Monetary Union. We have made rounding adjustments to reach some of the figures included in this prospectus. As a result, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

S-5

Prospectus Supplement Summary

This summary highlights selected information from this prospectus supplement and may not contain all the information that may be important to you. To understand the terms of the securities being offered by this prospectus supplement, you should read the entire prospectus supplement, the accompanying prospectus and the documents identified in the prospectus under the caption “Where You Can Find More Information.”

The Company

We are a leading full-service bank in Brazil, with a strong presence in attractive demographic and geographic areas and we have strengthened our competitive position in all Brazilian regions. We believe that we are well positioned to benefit from the growth of our customer base and the relatively low penetration of financial products and services in Brazil. We are ranked third among the privately-owned banks in Brazil in terms of assets, with a market share of 8.1% as of September 2016, according to information provided by the Brazilian Central Bank. Our operations are present in all Brazilian regions, including a strategic position in the South and Southeast regions, an area that accounted for approximately 71.3% of Brazil’s GDP.

As of and for the year ended December 31, 2016, we generated consolidated profit of R$7.465 billion and had total assets of R$634.393 billion and total stockholders’ equity of R$84.812 billion. Our Basel capital adequacy ratio at December 31, 2016 was 16.3%.

We operate along two segments: Commercial Banking and Global Wholesale Banking. In our Commercial Banking business segment, we focus on long-term relationships with our individual and corporate customers (other than global enterprise customers that are serviced by our Global Wholesale Banking segment), seeking to support all of their financial needs through our credit, banking services, financial products, acquiring services, asset management and insurance products. We also offer special financing and credit opportunities for corporate customers pursuing social and environmental improvement programs. Our business model and segmentation allow us to provide a tailored approach to each client in order to address their specific needs. Through our Global Wholesale Banking segment we offer financial services and sophisticated and structured solutions to our customers, in parallel with our proprietary trading activities. Our wholesale banking business focuses on servicing local and multinational conglomerates, which we refer to as GCB customers. Our wholesale business provides our customers with a wide range of domestic and international services that are specifically tailored to the needs of each client. Our customers benefit from the global services provided by the Santander Group’s integrated wholesale banking network and local market expertise. Our proprietary trading desk is under strict risk control oversight and has consistently shown positive results, even under volatile scenarios.

Santander Group controls us directly and indirectly through Santander Spain, Sterrebeeck B.V. and Grupo Empresarial Santander, S.L. which are controlled subsidiaries of the Santander Group. As of December 31, 2016, Santander Spain held, directly and indirectly, 88.8% of our voting stock (not including the shares held by Banco Madesant - Sociedade Unipessoal).

Santander Spain ended December 2016 as the largest bank in the euro zone, with a market capitalization of approximately €72,314 million. As of December 31, 2016, Santander Spain’s attributable profit totaled €6,621 million, 0.8% higher than the previous year, and the total shareholder remuneration on account of the earnings for the 2016 financial year is €0.41 per share. The Santander Group operates principally in Spain, the United Kingdom, other European countries, Brazil and other Latin American countries and the United States, offering a wide range of financial products. In Latin America, the Santander Group has majority shareholdings in financial institutions in Argentina, Brazil, Chile, Mexico, Peru, Puerto Rico and Uruguay. As of December 31, 2016, Santander Brasil contributed 21% of the profit attributable to the Santander Group.

Our headquarters are located in Brazil, in the city of São Paulo, state of São Paulo, at Avenida Presidente Juscelino Kubitschek, 2,041 and 2,235, Bloco A, Vila Olímpia, 04543-011. Our telephone number is 55-11-3553-3300. Our website is www.santander.com.br. Information contained on, or accessible through, our website is not incorporated by reference in, and shall not be considered part of, this prospectus supplement.

S-6

The Offering

Issuer	Banco Santander (Brasil) S.A.

Global Offering	The global offering consists of the international offering and the concurrent Brazilian offering. The number of units offered in the international offering and the Brazilian offering is subject to reallocation between the offerings. The closings of the international offering and the Brazilian offering are conditioned upon each other.

International offering	The Selling Shareholder is offering ADSs, through the international underwriters in the United States and elsewhere outside Brazil.

The international underwriters will also act as placement agents on behalf of the Brazilian underwriters with respect to the sale of units to investors located outside Brazil who are authorized to invest in Brazilian securities according to the rules of the Brazilian Central Bank (Banco Central do Brasil) (the “BACEN”), the Brazilian National Monetary Council (Conselho Monetário Nacional) (the “CMN”), and the CVM. Any units not in the form of ADSs purchased by any investor outside Brazil will be settled in Brazil and paid for in reais.

Brazilian offering

Concurrently with the international offering, the Selling Shareholder is offering             units through the Brazilian underwriters to professional investors in Brazil, in a public offering with restricted placement efforts, pursuant to CVM Instruction 476.

A portion of these units offered through the Brazilian offering may be placed by the international underwriters outside of Brazil. We are offering a total of             units when considering the units offered through the Brazilian underwriters to investors in Brazil together with the units placed by the international underwriters outside of Brazil.

Payment for our units (other than units represented by ADSs) must be made in reais through the facilities of the BM&FBOVESPA Central Depository (Central Depositária BM&FBOVESPA). We expect to deliver our units in the Brazilian offering through the facilities of the BM&FBOVESPA Central Depository on or about                     , 2017. Trades in our units on the BM&FBOVESPA will settle through the facilities of the BM&FBOVESPA Central Depository.

Selling Shareholder	Qatar Holding LLC. See “Principal and Selling Shareholders—Selling Shareholder.”

International underwriters	Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Santander Investment Securities Inc.

Brazilian underwriters	Banco Santander (Brasil) S.A., Banco de Investimentos Credit Suisse (Brasil) S.A. and Bank of America Merrill Lynch Banco Múltiplo S.A.

S-7

Units	Each unit represents one common share and one preferred share. A holder of units will be entitled to the same dividend and voting rights as a holder of the underlying shares. For a description of the material terms of the units and of a unit holder’s material rights, see “Description of Capital Stock–Description of Units” in the accompanying prospectus.

ADSs	Each ADS represents one unit. ADSs are evidenced by American depositary receipts (“ADRs”). The ADSs have been issued under a deposit agreement among us, The Bank of New York Mellon, as depositary, and the registered holders, indirect holders and beneficial owners from time to time of ADSs issued thereunder.

Offering price	The public offering price for the international offering for the ADSs is set forth on the cover page of this prospectus.

Over-allotment option	The Selling Shareholder has granted the international underwriters the option to purchase up to 12,000,000 Additional ADSs within 30 days from, but not including, the date of this prospectus supplement, solely to cover over-allotments of ADSs, if any. The Additional ADSs will be purchased by the international underwriters in connection with the international offering, and this option to purchase the Additional ADSs, if exercised, will not result in any offering of units in Brazil or placement of units outside Brazil under the terms of the Brazilian Offering.

Use of proceeds	We will not receive any proceeds from the sale of ADSs by the Selling Shareholder.

Listing	The ADSs are listed on the New York Stock Exchange, or NYSE, under the symbol “BSBR” and the units are listed on the basic listing segment of BM&FBOVESPA under the symbol “SANB11.”

Voting rights

A holder of units will be entitled to the same voting rights as a holder of the underlying common and preferred shares.

Holders of our common shares are entitled to vote in our shareholders’ meetings. Holders of our preferred shares are not entitled to vote in our shareholders’ meetings, with limited exceptions. See “Description of Capital Stock – Rights of Common Shares and Preferred Shares” in the accompanying prospectus.

Dividends	We intend to declare and pay dividends and/or interest attributed to shareholders’ equity, as required by Brazilian corporate law and our bylaws. The amount of any distributions will depend on many factors, such as our results of operations, financial condition, cash requirements, prospects and other factors deemed relevant by our board of directors and shareholders.

Holders of the ADSs will be entitled to receive dividends to the same extent as the owners of our common and preferred shares, subject to the deduction of the fees of the depositary and the costs of foreign exchange conversion. See “Item 8. Financial Information—8.A. Consolidated Statements and Other Financial Information—Dividend Policy” in our 2016 Annual Report and “Description of American Depositary Shares” in the accompanying prospectus.

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Lock-up agreement	The Selling Shareholder has agreed with the international underwriters, subject to certain exceptions, not to offer, sell, or dispose of any shares of our share capital or securities convertible into or exchangeable or exercisable for any shares of our share capital during the 180-day period following the date of this prospectus.

ADR Depositary	The Bank of New York Mellon

Taxation	For a discussion of the material U.S. federal income tax consequences relating to an investment in our ADSs or units, see “Taxation—Material U.S. Federal Income Tax Considerations for U.S. Holders.”

For a discussion of certain Brazilian income tax consequences of the acquisition, ownership and disposition of ADSs or units, see “Taxation—Brazilian Tax Considerations.”

Conflicts of interest	Santander Investment Securities Inc., the Issuer’s affiliate, is participating in this offering of ADSs as an international underwriter. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. Pursuant to FINRA Rule 5121, Santander Investment Securities Inc. will not sell to an account holder with a discretionary account any security with respect to which the conflict exists, unless Santander Investment Securities Inc. has received specific written approval of the transaction from the account holder and retains documentation of the approval in its records.

Risk factors	See “Risk Factors” and other information included in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider before deciding to invest in the units or ADSs.

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Summary Financial and Operating Data

The following tables present our selected consolidated financial data for each of the periods indicated. You should read this information in conjunction with our audited financial statements and related notes included in the 2016 Annual Report.

We have derived our selected consolidated income statement data for the years ended December 31, 2012, 2013, 2014, 2015 and 2016 and our selected consolidated balance sheet data as of December 31, 2012, 2013, 2014, 2015 and 2016 from our audited financial statements, which have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by International Accounting Standard Board (“IASB”).

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INCOME STATEMENT DATA

	For the year ended December 31,
	2016	2016	2015	2014	2013	2012
	(in millions of U.S.$)(1)	(in millions of R$)
Interest and similar income	23,671	77,146	69,870	58,924	51,217	52,644
Interest expense and similar charges	(14,286)	(46,560)	(38,533)	(31,695)	(22,738)	(21,057)
Net interest income	9,385	30,586	31,337	27,229	28,479	31,587
Income from equity instruments	79	259	143	222	81	94
Income from companies accounted for by the equity method	15	48	116	91	91	73
Fee and commission income	4,157	13,548	11,797	11,368	10,742	9,611
Fee and commission expense	(789)	(2,571)	(2,314)	(2,602)	(2,641)	(2,001)
Gains (losses) on financial assets and liabilities (net)	925	3,016	(20,002)	2,748	(1,146)	(548)
Exchange differences (net)	1,404	4,575	10,084	(3,636)	551	378
Other operating income (expenses)	(192)	(625)	(347)	(470)	(445)	(623)
Total income	14,985	48,837	30,814	34,950	35,712	38,571
Administrative expenses	(4,578)	(14,920)	(14,515)	(13,942)	(13,850)	(13,773)
Depreciation and amortization	(455)	(1,483)	(1,490)	(1,362)	(1,252)	(1,201)
Provisions (net)(2)	(836)	(2,725)	(4,001)	(2,036)	(2,692)	(2,057)
Impairment losses on financial assets (net)(3)	(4,081)	(13,301)	(13,634)	(11,272)	(14,118)	(16,476)
Impairment losses on other assets (net)	(35)	(114)	(1,221)	4	(345)	(38)
Gains (losses) on disposal of assets not classified as non-current assets held for sale	1	4	781	87	460	501
Gains (losses) on non-current assets held for sale not classified as discontinued operations	27	87	50	15	103	(52)
Operating profit before tax	5,027	16,384	(3,216)	6,443	4,018	5,475
Income taxes	(2,737)	(8,919)	13,050	(736)	(233)	(37)
Net Profit from Continuing Operations	2,290	7,465	9,834	5,708	3,785	5,438
Discontinued Operations(4)	—	—	—	—	2,063	55
Consolidated Profit for the Year	2,290	7,465	9,834	5,708	5,848	5,493

(1)	Translated for convenience only using the selling rate as reported by the Brazilian Central Bank as of December 31, 2016, for reais into U.S. dollars of R$3.2591 to U.S.$1.00.

(2)	Mainly provisions for tax risks and legal obligations, and judicial and administrative proceedings of labor and civil lawsuits. For further discussion, see notes 23 and 24 to our consolidated financial statements included in our 2016 Annual Report.

(3)	Net provisions to the credit loss allowance less recovery of loans previously written off.

(4)	On December 17, 2013, we concluded the sale of our asset management business, by way of disposal of all of the shares of Santander Brasil Asset Management Distribuidora de Títulos e Valores Mobiliários S.A. The gains/losses from our disposal of Santander Brasil Asset Management Distribuidora de Títulos e Valores Mobiliários S.A. are recorded in “Discontinued Operations” pursuant to IFRS 5 – Discontinued Operations.

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Earnings and Dividend per Share Information

	For the year ended December 31,
	2016	2015	2014	2013	2012
Basic and Diluted Earnings per 1,000 shares
From continuing and discontinued operations(1)
Basic Earnings per shares (reais)
Common Shares	929.93	1,236.96	709.69	719.89	689.29
Preferred Shares	1,022.92	1,360.66	780.66	791.87	758.22
Diluted Earnings per shares (reais)
Common Shares	929.03	1,235.79	709.40	719.60	688.87
Preferred Shares	1,021.93	1,359.36	780.34	791.56	757.75
Basic Earnings per shares (U.S. dollars) (2)
Common Shares	285.34
Preferred Shares	313.87
Diluted Earnings per shares (U.S. dollars) (2)
Common Shares	285.06
Preferred Shares	313.57
From continuing operations
Basic Earnings per shares (reais)
Common Shares	929.93	1,236.96	709.69	460.35	628.34
Preferred Shares	1,022.92	1,360.66	780.66	506.38	750.57
Diluted Earnings per shares (reais)
Common Shares	929.03	1,235.79	709.40	460.16	681.92
Preferred Shares	1,021.93	1,359.36	780.34	506.18	750.11
Basic Earnings per shares (U.S. dollars) (2)
Common Shares	285.34
Preferred Shares	313.87
Diluted Earnings per shares (U.S. dollars) (2)
Common Shares	285.06
Preferred Shares	313.57
From discontinued operations
Basic Earnings per shares (reais)
Common Shares	—	—	—	259.54	6.95
Preferred Shares	—	—	—	285.49	7.65
Diluted Earnings per shares (reais)
Common Shares	—	—	—	259.43	6.95
Preferred Shares	—	—	—	285.38	7.64
Basic Earnings per shares (U.S. dollars) (2)
Common Shares	—	—	—
Preferred Shares	—	—	—
Diluted Earnings per shares (U.S. dollars) (2)
Common Shares	—	—	—
Preferred Shares	—	—	—
Dividends and interest on capital per 1,000 shares (undiluted)
Common Shares (reais)	666.21	784.90	193.26	305.15	335.73
Preferred Shares (reais)	732.83	863.39	212.59	332.36	369.30
Common Shares (U.S. dollars)(2)	204.42	201.01	72.76	128.98	164.29
Preferred Shares (U.S. dollars)(2)	224.86	221.11	80.03	141.88	180.72
Weighted average share outstanding (in thousands) – basic
Common Shares	3,828,555	3,839,159	3,851,278	3,858,717	3,860,354
Preferred Shares	3,689,696	3,700,299	3,710,746	3,719,858	3,721,493

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	For the year ended December 31,
	2016	2015	2014	2013	2012
Weighted average shares outstanding (in thousands) – diluted(3)
Common Shares	3,832,211	3,842,744	3,852,823	3,860,239	3,862,679
Preferred Shares	3,693,352	3,703,884	3,712,291	3,721,380	3,723,817

(1)	Per share amounts reflect the effects of the bonus share issue and reverse share split described under “Item 5. Operating and Financial Review and Prospects—A. Operating Results—Factors Affecting the Comparability of our Results of Operations—Bonus Shares and Reverse Share Split (Inplit)” in our 2016 Annual Report, for each period presented.

(2)	Translated for convenience only using the selling rate as reported by the Brazilian Central Bank as of December 31, 2016, for reais into U.S. dollars of R$3.2591 to U.S.$1.00.

(3)	Average annual balance sheet data has been calculated based upon the average of the monthly balances at 13 dates: as of December 31 of the prior year and each of the month-end balances of the 12 subsequent months.

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BALANCE SHEET DATA

	As of December 31,
	2016	2016	2015	2014	2013	2012
	(in millions of U.S.$)(1)	(in millions of R$)
Assets
Cash and balances with the Brazilian Central Bank	33,937	110,605	89,143	55,904	51,714	55,535
Financial assets held for trading	26,042	84,874	50,537	56,014	30,219	31,638
Other financial assets at fair value through profit or loss	525	1,711	2,080	997	1,298	1,228
Available-for-sale financial assets	17,740	57,815	68,265	75,164	46,287	44,149
Held to maturity investments	3,083	10,048	10,098	—	—	—
Loans and receivables	90,838	296,049	306,269	264,608	258,778	226,957
Hedging derivatives	68	223	1,312	213	323	156
Non-current assets held for sale	411	1,338	1,237	930	275	166
Investments in associates and joint ventures	304	990	1,061	1,023	1,064	472
Tax assets	8,822	28,753	34,770	23,020	22,060	21,497
Other assets	1,566	5,104	3,802	5,067	5,085	5,601
Tangible assets	2,039	6,646	7,006	7,071	6,886	5,938
Intangible assets	9,278	30,237	29,814	30,221	29,064	29,271
Total assets	194,653	634,393	605,395	520,231	453,053	422,608
Average total assets*	185,832	605,646	571,918	478,560	435,286	408,143
Liabilities
Financial liabilities held for trading	15,839	51,620	42,388	19,570	13,554	5,352
Financial liabilities at amortized cost	144,696	471,579	457,282	392,186	329,701	306,976
Deposits from the Brazilian Central Bank and deposits from credit institutions	24,128	78,634	69,451	63,674	34,032	35,074
Customer deposits	75,924	247,445	243,043	220,644	200,156	188,595
Marketable debt securities	30,635	99,843	94,658	70,355	65,301	54,012
Subordinated debts	143	466	8,097	7,294	8,906	11,919
Debt Instruments Eligible to Compose Capital	2,550	8,312	9,959	6,773	—	—
Other financial liabilities	11,316	36,879	32,073	23,446	21,306	17,376
Hedging derivatives	95	311	2,377	894	629	282
Provisions(2)	3,613	11,776	11,410	11,127	10,892	12,775
Tax liabilities	1,870	6,095	5,253	12,423	11,693	13,784
Other liabilities	2,516	8,199	6,850	5,346	4,928	4,303
Total liabilities	168,630	549,581	525,559	441,548	371,397	343,472
Stockholders’ equity	26,214	85,435	83,532	80,105	83,340	79,921
Other Comprehensive Income	(414)	(1,348)	(4,132)	(1,802)	(1,973)	(1,022)
Non-controlling interests	223	726	435	380	289	237
Total Stockholders’ Equity	26,023	84,812	79,835	78,683	81,655	79,136
Total liabilities and stockholders’ equity	194,653	634,393	605,395	520,231	453,053	422,608
Average interest-bearing liabilities*	125,209	408,067	400,008	318,639	287,382	265,328
Average total stockholders’ equity*	25,860	84,283	81,475	78,818	80,916	77,886

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*	The average annual balance sheet data has been calculated based upon the average of the monthly balances at 13 dates: at December 31 of the prior year and for each of the month-end balances of the 12 subsequent months.
(1)	Translated for convenience only using the selling rate as reported by the Brazilian Central Bank as of December 31, 2016, for reais into U.S. dollars of R$3.2591 to U.S.$1.00.

(2)	Mainly provisions for tax risks and legal obligations, and judicial and administrative proceedings of labor and civil lawsuits.

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SELECTED CONSOLIDATED RATIOS(*)

	At and for the Year Ended December 31,
	2016	2015	2014	2013	2012
	in (%)
Profitability and performance
Return on average total assets	1.2	1.7	1.2	1.3	1.3
Asset quality
Impaired assets as a percentage of loans and advances to customers (gross)(1)	7.0	7.0	5.6	6.2	7.6
Impaired assets as a percentage of total assets(1)	3.0	3.1	2.7	3.1	3.8
Impairment losses to customer as a percentage of impaired assets(1) (4)	87.0	81.9	95.8	96.1	87.0
Impairment losses to customers as a percentage of loans and advances to customers (gross) (5)	6.1	5.7	5.4	6.0	6.6
Derecognized assets as a percentage of loans and advances to customers (gross)	4.3	4.4	4.9	6.5	7.2
Impaired assets as a percentage of stockholders’ equity(1)	22.3	23.3	17.8	17.2	20.3
Capital adequacy
Basel capital adequacy ratio(2)	16.3	15.7	17.5	19.2	20.8
Efficiency
Efficiency ratio(3)	30.6	47.1	39.9	38.8	35.7

*	The average annual balance sheet data has been calculated based upon the average of the monthly balances at 13 dates: at December 31 of the prior year and for each of the month-end balances of the 12 subsequent months.

(1)	Impaired assets include all loans and advances past due by more than 90 days and other doubtful credits. For further information see “Item 4. Information on the Company—B. Business Overview—Selected Statistical Information—Assets—Impaired Assets” in our 2016 Annual Report.

(2)	Basel capital adequacy ratio as measured pursuant to Brazilian Central Bank rules in effect as from December 31, 2014. This ratio is subject to a phased-in implementation schedule established by the Brazilian Central Bank, which is expected to be completed by 2019. The Basel III framework applies to all commercial banks operating in Brazil and covers, among other things, minimum capital requirements, capital buffers, risk-based capital measures, liquidity standards, exposures to central counterparties, as well as the definition of consolidated enterprise level (conglomerado prudencial). Since the enactment of the initial Basel III framework in 2013, the authorities have been implementing additional regulations and some important amendments to the existing framework. For more information see “Item 4. Information on the Company—B. Business Overview—Regulation and Supervision—Capital Adequacy and Leverage – Basel” in our 2016 Annual Report.

(3)	Efficiency ratio is determined by taking administrative expenses divided by total income.

(4)	In 2016, including the debt instruments accounted for in the loans and receivables, the ratio is 95.2%. For the prior years, the debt instruments amount is not material.

(5)	In 2016, including the debt instruments accounted for in the loans and receivables the ratio is 6.3%. For the prior years, the debt instruments amount is not material.

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Risk Factors

Investing in our common and preferred shares, units and/or the ADSs involves risks. You should carefully consider the risk factors set forth in our 2016 Annual Report before making an investment decision. The risks and uncertainties described in our 2016 Annual Report are not the only ones that we face. Additional risks and uncertainties that we do not know about or that we currently think are immaterial may also impair our business operations. Any of the risks described in our 2016 Annual Report, if they actually occur, could materially and adversely affect our business, results of operations, prospects and financial condition and the value of your investments.

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Use of Proceeds

The Selling Shareholder will receive all of the net proceeds from the sale of the ADSs offered by this prospectus supplement and from the sale of the units in Brazil. We will not receive any proceeds from the offering contemplated by this prospectus supplement, or from the offering of the units in Brazil.

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Capitalization

The following table sets forth our capitalization as of December 31, 2016, as derived from our consolidated financial statements prepared in accordance with IFRS as issued by IASB. As all common and preferred shares underlying the ADSs offered in the offering are existing shares and we will not receive any proceeds from the offering, our capitalization will not be affected by the offering. There has been no material change in our capitalization since December 31, 2016. This table should be read in conjunction with, and is qualified in its entirety by reference to, our audited consolidated financial statements and the related notes thereto, incorporated by reference in this prospectus supplement. You should also read this table in conjunction with “Item 5. Operating and Financial Review and Prospects” and “Item 8. Financial Information” sections of our 2016 Annual Report incorporated by reference in this prospectus supplement.

	As of December 31, 2016 (1)
	(in millions of U.S.$)(2)	(in millions of R$)
Liabilities
Financial liabilities held for trading	15,839	51,620
Financial liabilities at amortized cost	144,696	471,579
Deposits from the Brazilian Central Bank and deposits from credit institutions	24,128	78,634
Customer deposits	75,924	247,445
Marketable debt securities	30,635	99,843
Subordinated debts	143	466
Debt Instruments Eligible to Compose Capital	2,550	8,312
Other financial liabilities	11,316	36,879
Hedging derivatives	95	311
Provisions(3)	3,613	11,776
Tax liabilities	1,870	6,095
Other liabilities	2,516	8,199
Total liabilities	168,630	549,581
Stockholders’ equity	26,214	85,435
Other Comprehensive Income	(414)	(1,348)
Non-controlling interests	223	726
Total Capitalization	194,653	634,393

(1)	Total capitalization corresponds to total liabilities plus total stockholders’ equity

(2)	Translated for convenience only using the selling rate as reported by the Brazilian Central Bank as of December 31, 2016, for reais into U.S. dollars of R$3.2591 to U.S.$1.00.

(3)	Mainly provisions for tax risks and legal obligations, and judicial and administrative proceedings of labor and civil lawsuits.

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Principal and Selling Shareholders

As of the date of this prospectus supplement, Santander Spain directly and indirectly through its subsidiaries, Grupo Empresarial Santander, S.L. and Sterrebeeck B.V., owned approximately 88.8% of our total capital stock (not including the shares held by Banco Madesant - Sociedade Unipessoal).

The following tables present the beneficial ownership of our common and preferred shares as of the date of this prospectus supplement and the beneficial ownership of our common and preferred shares after the completion of the global offering (assuming that all units, including in the form of ADSs, offered are sold, but excluding any units that may be sold pursuant to exercise of the underwriters' over-allotment option).

Shares Beneficially Owned Prior to the Offering
Principal Shareholders	Common Shares	Percentage of Outstanding Common Shares	Preferred Shares	Percentage of Outstanding Preferred Shares	Total Shares	Percentage of Total Share Capital
	(in thousands, except percentages)
Sterrebeeck BV (1)	1,809,583	46.99%	1,733,644	46.70%	3,543,227	46.85%
Grupo Empresarial Santander SL	1,107,673	28.76%	1,019,645	27.47%	2,127,318	28.13%
Qatar Holding LLC	207,812	5.40%	207,812	5.60%	415,623	5.50%
Banco Santander, S.A.	521,964	13.55%	519,268	13.99%	1,041,233	13.77%
Treasury Shares (2)	21,523	0.56%	21,523	0.58%	43,047	0.57%
Banco Madesant	950	0.02%	950	0.03%	1,900	0.03%
Employees (3)	9,593	0.25%	9,607	0.26%	19,199	0.25%
Other minority shareholders	171,872	4.46%	199,663	5.38%	371,535	4.91%
Total	3,850,971	100.00%	3,712,112	100.00%	7,563,082	100.00%

(1)	An affiliate within the Santander Group.

(2)	On December 14, 2015, our shareholders approved the cancellation of 37,757,908 treasury shares (18,878,954 common shares and 18,878,954 preferred shares), with no consequent reduction in our capital stock.

(3)	Includes members of senior management.

Shares Beneficially Owned After the Offering
Principal Shareholders	Common Shares	Percentage of Outstanding Common Shares	Preferred Shares	Percentage of Outstanding Preferred Shares	Total Shares	Percentage of Total Share Capital
	(in thousands, except percentages)
Sterrebeeck BV (1)	1,809,583	46.99%	1,733,644	46.70%	3,543,227	46.85%
Grupo Empresarial Santander SL	1,107,673	28.76%	1,019,645	27.47%	2,127,318	28.13%
Qatar Holding LLC
Banco Santander, S.A.	521,964	13.55%	519,268	13.99%	1,041,233	13.77%
Treasury Shares	21,523	0.56%	21,523	0.58%	43,047	0.57%
Banco Madesant	950	0.02%	950	0.03%	1,900	0.03%
Employees (2)	9,593	0.25%	9,607	0.26%	19,199	0.25%
Other minority shareholders
Total	3,850,971	100.00%	3,712,112	100.00%	7,563,082	100.00%

(1)	An affiliate within the Santander Group.

(2)	Includes members of senior management.

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The total number of ADSs held by U.S. investors as of December 31, 2016, is 236,064,489.

Selling shareholder

The Selling Shareholder is Qatar Holding LLC. The address of Qatar Holding LLC is P.O. 23224, Doha—Q-Tel Tower, Qatar. Qatar Holding LLC is a wholly owned subsidiary of the Qatar Investment Authority.

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Taxation

Brazilian Tax Considerations

The following summary contains a description of certain Brazilian income tax consequences of the acquisition, ownership and disposition of ADSs or units, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase such securities, it is not applicable to all categories of investors, some of which may be subject to special rules, and it does not specifically address all of the Brazilian income tax considerations applicable to any particular holder. The summary is based upon the tax laws of Brazil and regulations thereunder.

Although there is at present no income tax treaty between Brazil and the United States, there is mutual assistance agreements and for exchange of information on tax matters between both countries, and the tax authorities have also had discussions that may culminate in such a treaty. No assurance can be given, however, as to whether or when a treaty will enter into force or how it will affect the U.S. Holders (as defined below) of ADSs or units. Prospective holders of ADSs or units, should consult their own tax advisors as to the tax consequences of the acquisition, ownership and disposition of such securities, in their particular circumstances.

The following discussion summarizes the main Brazilian tax consequences of the acquisition, ownership and disposition of ADSs or units by a holder that is not domiciled in Brazil for purposes of Brazilian taxation, or a “Non-Resident Holder.” This discussion is based on Brazilian law as currently in effect, which is subject to change, possibly with retroactive effect, and to differing interpretations. Any change in such law may change the consequences described below.

The tax consequences described below do not take into account the effects of any tax treaties or reciprocity of tax treatment entered into by Brazil and other countries. The discussion also does not address any tax consequences under the tax laws of any state or locality of Brazil.

The description below is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, exchange, ownership and disposition of ADSs or units. Prospective purchases are advised to consult their own tax advisors with respect to the tax consequences of the acquisition, ownership and disposition of ADSs or units in light of their particular investment circumstances.

Income Tax

Dividends

Historically, dividends paid by a Brazilian company, such as ourselves, including dividends paid to a Non-Resident Holder, have not been subject to withholding income tax in Brazil, to the extent that such amounts are related to profits generated as of January 1, 1996. Dividends paid from profits generated prior to January 1, 1996 may be subject to Brazilian withholding income tax at varying rates, according to the tax legislation applicable to each corresponding year.

Interest Attributable to Shareholders’ Equity

Law No. 9,249, dated December 26, 1995, as amended, allows a Brazilian corporation, such as ourselves, to make distributions to shareholders of interest on net equity and treat those payments as a deductible expense for purposes of calculating Brazilian corporate income tax and social contribution on net profits, both of which are taxes levied on our profits, as far as the limits described below are observed. These distributions may be paid in cash. For tax purposes, this interest on net equity is limited to the daily pro rata variation of the TJLP (long-term interest rate), as determined by the Central Bank from time to time, and the amount of the deduction may not exceed the greater of:

•	50.0% of the net profits (after deduction of the social contribution on net profits and before the provision for corporate income tax and the amounts attributable to shareholders as interest on shareholders’ equity) related to the period in respect of which the payment is made; and

•	50.0% of the sum of retained profits and profit reserves as of the date of the beginning of the period in respect of which the payment is made.

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Payment of interest on shareholders’ equity to a Non-Resident Holder is subject to withholding income tax at the rate of 15.0%, or 25.0% in case of a resident of a Low or Nil Tax Jurisdiction (as defined below) or where applicable local laws impose restrictions on the disclosure of the shareholding composition or the ownership of investments or the ultimate beneficiary of the income derived from transactions carried out and attributable to a non-Resident Holder. These payments may be included, at their net value, as part of any mandatory dividend. The distribution of interest on shareholders’ equity may be determined by our board of directors.

On September 30, 2015, the Brazilian federal government enacted Provisional Measure No. 694 in an attempt to increase the withholding income tax on interest on shareholders’ equity from 15% to 18%. In addition, such provisional measure provided that the deductibility of interest on shareholders’ equity should be limited to the lower amount of either (i) the TJLP or (ii) 5% of shareholders’ equity. However, since Provisional Measure No. 694 was not converted into law by the Brazilian Senate within the relevant legal term, it did not produce any effects and was nullified. We cannot assure you that the Brazilian federal government will not try to increase the withholding income tax on interest on shareholders’ equity in the future.

Low or Nil Tax Jurisdictions

A Low or Nil Tax Jurisdiction is a country or location that (i) does not impose taxation on income, (ii) imposes income tax at a rate lower than 20%, or (iii) imposes restrictions on the disclosure of shareholding composition or investment ownership. A regulation issued by the Brazilian tax authorities on November 28, 2014 (Ordinance 488, of 2014) decreased, from 20% to 17%, this minimum threshold for certain specific cases. The reduced 17% threshold applies only to countries and regimes aligned with international standards of fiscal transparency in accordance with rules to be established by the Brazilian tax authorities.

Additionally, on June 24, 2008, Law No. 11,727 introduced the concept of “privileged tax regime,” which is defined as a tax regime that (i) does not tax income or taxes it at a maximum rate lower than 20%; (ii) grants tax benefits to non-resident entities or individuals (a) without the requirement to carry out substantial economic activity in the country or dependency or (b) contingent to the non-exercise of substantial economic activity in the country or dependency; (iii) does not tax or that taxes income generated abroad at a maximum rate of lower than 20%; or (iv) does not provide access to information related to shareholding composition, ownership of assets and rights or economic transactions carried out.

Although we believe that the best interpretation of the current tax legislation could lead to the conclusion that the “privileged tax regime” concept should be applicable solely for purposes of transfer pricing and thin capitalization rules, we cannot assure you that the concept of privileged tax regime will not be extended to the concept of Low or Nil Tax Jurisdiction. On June 4, 2010, Brazilian tax authorities enacted Normative Ruling No. 1,037 listing (1) the countries and jurisdictions considered as Low or Nil Taxation Jurisdiction or where the local legislation does not allow access to information related to the shareholding composition of legal entities, to their ownership or to the identity of the effective beneficiary of the income attributed to non-residents and (2) the privileged tax regimes, which definition is provided by Law No. 11,727, of June 23, 2008.

Notwithstanding the above, we recommend prospective investors to consult their own tax advisors from time to time to verify any possible consequences arising from Law No. 11,727, Normative Ruling No. 1,037 and of any related Brazilian tax law or regulation concerning Low or Nil Tax Jurisdictions or “privileged tax regimes.”

Taxation of Capital Gains

According to Article 26 of Law No. 10,833, dated December 29, 2003, as amended, gains related to the sale or disposition of assets located in Brazil, such as our common shares, by a Non-Resident Holder, are subject to withholding income tax in Brazil, regardless of whether the sale or disposition is made by a Non-Resident Holder to another non-resident of Brazil or to a Brazilian resident.

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As a general rule, capital gains realized as a result of a sale or disposition of common shares are equal to the positive difference between the amount realized on the sale or disposition and the respective acquisition costs of the common shares.

There is a controversy regarding the currency that should be considered for purposes of determining the capital gain realized by a Non-Resident Holder on a sale or disposition of shares in Brazil, more specifically, if such capital gain is to be determined in foreign or in local currency.

Under Brazilian law, income tax on such gains can vary depending on the domicile of the Non-Resident Holder, the type of registration of the investment by the Non-Resident Holder with the Central Bank and how the disposition is carried out, as described below.

Currently, capital gains realized by Non-Resident Holders on a sale or disposition of shares carried out on the Brazilian stock exchange (including the organized over-the-counter market) are:

•	exempt from income tax when realized by a Non-Resident Holder that (1) has registered its investment in Brazil with the Central Bank under the rules of Resolution 4,373/14 of the Brazilian Monetary Council, or a 4,373 Holder, and (2) is not resident or domiciled in a Low or Nil Tax Jurisdiction;

•	subject to income tax at a rate of 15% in the case of gains realized by (A) a Non-Resident Holder that (1) is not a 4,373 Holder and (2) is not resident or domiciled in a Low or Nil Tax Jurisdiction; or by (B) a Non- Resident Holder that (1) is a 4,373 Holder, and (2) is resident or domiciled a Low or Nil Tax Jurisdiction; or

•	subject to income tax at a rate of up to 25% in the case of gains realized by a Non-Resident Holder that (1) is not a 4,373 holder, and (2) is resident or domiciled in a Low or Nil Tax Jurisdiction..

A withholding income tax of 0.005% will apply and can be offset against the eventual income tax due on the capital gain. Such withholding does not apply to a 4,373 Holder that is not resident or domiciled in a Low or Nil Tax Jurisdiction.

Any capital gains realized on the disposition of shares that are not carried out on the Brazilian stock exchange may be:

•	subject to income tax at progressive rates that vary from 15% to 22.5% as further detailed below when realized by a Non-Resident Holder that is not resident or domiciled in a Low or Nil Tax Jurisdiction; and

•	subject to income tax at a rate of up to 25% when realized by a Non-Resident Holder that is resident or domiciled in a Low or Nil Tax Jurisdiction.

In the cases above, if the capital gains are related to transactions conducted on the Brazilian non-organized over-the-counter market with the intermediation of a financial institution the withholding income tax of 0.005% will apply and can be later offset against any income tax due on the capital gains.

On September 22, 2015, the Brazilian federal government enacted Provisional Measure No. 692/2015, converted into Law No. 13,259, of March 16, 2016, or Law No. 13,259/16, which introduced a regime based on the application of progressive tax rates for income taxation on capital gains recognized by Brazilian individuals on the disposition of assets in general. Under Law No. 13,259/16, effective as of January 1, 2017, the income tax rates on capital gains recognized by Brazilian individuals, which also applies to a Non-Resident Holder, would be: (i) 15% for the part of the gain that does not exceed R$5 million, (ii) 17.5% for the part of the gain that exceeds R$5 million but does not exceed R$10 million, (iii) 20% for the part of the gain that exceeds R$10 million but does not exceed R$30 million and (iv) 22.5% for the part of the gain that exceeds R$30 million.

As a general rule, the progressive capital gains taxation regime should apply to transactions conducted outside of the Brazilian stock exchange or the organized over-the-counter market. However, in the case of Non-Resident Holder not resident in a Low or Nil Tax Jurisdiction and that is a 4,373 Holder application of the progressive rates can be disputed and it could be argued that any potential gains should be taxed at a 15% flat rate.In the case of a

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redemption of shares or a capital reduction by a Brazilian corporation, such as ourselves, the positive difference between the amount received by a Non-Resident Holder and the acquisition cost of the shares redeemed is treated as capital gain derived from the sale or exchange of shares not carried out on a Brazilian stock exchange market and is therefore subject to income tax at the progressive rates, or the 25% flat rate mentioned above, as the case may be. However, although debatable, if the Non-Resident Holder is a 4,373 Holder, it is possible to sustain that the income tax should not apply at progressive rates.

Any exercise of preemptive rights relating to shares or ADSs will not be subject to Brazilian withholding income tax. Gains realized by a Non-Resident Holder on the disposition of preemptive rights will be subject to Brazilian income tax according to the same rules applicable to disposition of shares or ADSs.

There can be no assurance that the current favorable tax treatment of Resolution 4,373 Holders will continue in the future.

Sales of ADSs

Arguably, the gains realized by a Non-Resident Holder on the disposition of ADSs to another non-Brazilian resident are not subject to Brazilian tax, based on the argument that the ADSs would not constitute, in and of themselves, assets located in Brazil for purposes of Law No. 10,833/03. However, we cannot assure you how Brazilian courts would interpret the definition of assets located in Brazil in connection with the taxation of gains realized by a Non-Resident Holder on the disposition of ADSs to another non-Brazilian resident. As a result, gains on a disposition of ADSs by a Non-Resident Holder to Brazilian resident, or even to a Non-Resident Holder in the event that courts determine that the ADSs would constitute assets located in Brazil, may be subject to income tax in Brazil according to the rules described above.

Gains on the exchange of ADSs for shares

Non-Resident Holders may exchange ADSs for the underlying shares, sell the shares on a Brazilian stock exchange and remit abroad the proceeds of the sale. As a general rule, the exchange of ADSs for shares is not subject to income taxation in Brazil.

Upon receipt of the underlying shares in exchange for ADSs, Non-Resident Holders may elect to register with the Central Bank the exchanged shares as a foreign portfolio investment under No. 4,373/14, which will entitle them to the tax treatment referred above on the future sale of the shares.

Alternatively, the Non-Resident Holder is also entitled to register with the Central Bank the U.S. dollar value of such shares as a foreign direct investment under Law 4,131/62, in which case the respective sale would be subject to the tax treatment applicable to transactions carried out of by a Non-Resident Holder that is not a 4,373 Holder.

Gains on the exchange of shares for ADSs

The deposit of shares in exchange for the ADSs by a Non-Resident Holder may be subject to Brazilian withholding income tax on capital gains if the acquisition cost is lower than the shares price verified on the exchange date. The capital gains ascertained by the Non-Resident Holder, in this case, should be subject to taxation at rates from 15% to 22.5% depending on the amount of the gain, as referred to above, or at 25% if realized by a Non-Resident Holder that is resident or domiciled in a Low or Nil Tax Jurisdiction. In certain circumstances, there may be arguments to sustain the position that such taxation is not applicable to 4,373 Holders that are not resident or domiciled in a Low or Nil Tax Jurisdiction.

Tax on Foreign Exchange and Financial Transactions

Foreign Exchange Transactions

Brazilian law imposes an IOF/Exchange Tax, due on the conversion of Brazilian currency into foreign currency (e.g., for purposes of paying dividends and interest) and the conversion of foreign currency into Brazilian currency. Currently, for most exchange transactions, the rate of IOF/Exchange Tax is 0.38%.

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Effective as of December 1, 2011, IOF/Exchange Tax at a rate of 0% applies to foreign exchange transactions entered into in connection with the inflow of proceeds to Brazil for investments made by a foreign investor (including a Non-Resident Holder) in (1) variable income transactions carried out on the Brazilian stock, futures and commodities exchanges, and (2) the acquisitions of shares of Brazilian publicly-held companies in public offerings or subscription of shares related to capital contributions, provided that the company has registered its shares for trading with the stock exchange. As of June 5, 2013, this beneficial tax treatment was extended to all investments made under the rules of CMN Resolution 4,373/14 in the Brazilian financial and capital markets, including the investment in common shares. The IOF/Exchange Tax at a rate of 0% also applies for the outflow of funds from Brazil related to these types of investments, including payments of dividends and interest on shareholders’ equity and the repatriation of funds invested in the Brazilian market.

However, any increase in rates may only apply to future foreign exchange transactions. Furthermore, the IOF/Exchange is currently levied at a 0% rate on the withdrawal of ADSs into shares. Nonetheless, the Brazilian government is permitted to increase the rate at any time to a maximum of 25%, but only in relation to future transactions.

Tax on Transactions involving Bonds and Securities

Brazilian law imposes a Tax on Transactions Involving Bonds and Securities, or “IOF/Bonds”, on transactions involving bonds and securities, including those carried out on a Brazilian stock exchange. The rate of IOF/Bond Tax applicable to transactions involving the transfer of shares traded on the Brazilian stock exchange with the purpose of the issuance of depositary receipts to be traded outside Brazil is currently zero, although the Brazilian government may increase such rate at any time up to 1.5% of the transaction amount per day, but only in respect of future transactions.

On December 24, 2013, the Brazilian government reduced the IOF/Bonds Tax to zero for transactions involving the deposit of shares which are issued by a Brazilian company admitted to trade on the Brazilian stock exchange with the specific purpose of enabling the issuance of depositary receipts traded outside Brazil. Any increase in this rate may only apply to future transactions.

Other Brazilian Taxes

There are no Brazilian federal inheritance, gift or succession taxes applicable on the ownership, transfer or disposition of shares by individuals or entities not domiciled in Brazil. Gift and inheritance taxes, however, may be levied by some states in Brazil on gifts made or inheritances bestowed by individuals or entities not resident or domiciled in Brazil or in the relevant state to individuals or entities that are resident or domiciled within such state in Brazil There are no Brazilian stamp, issue, registration, or similar taxes payable by holders of shares, or shares comprised of shares.

Material U.S. Federal Income Tax Considerations for U.S. Holders

The following summary describes the material U.S. federal income tax consequences of the ownership and disposition of ADSs or units, but it does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a particular person’s decision to acquire such securities. This summary does not address “Medicare contribution tax” consequences and applies only to U.S. Holders (as defined below) that hold ADSs or units as capital assets for U.S. federal income tax purposes and does not address special classes of holders, such as:

i.	certain financial institutions;

ii.	insurance companies;

iii.	dealers and traders in securities that use a mark-to-market method of tax accounting;

iv.	persons holding ADSs or units as part of a hedge, “straddle,” conversion transaction or integrated transaction;

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v.	holders whose “functional currency” is not the U.S. dollar;

vi.	holders liable for the alternative minimum tax;

vii.	tax exempt entities, including “individual retirement accounts” and “Roth IRAs”;

viii.	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

ix.	holders that own or are deemed to own 10% or more of our voting shares; and

x.	persons holding ADSs or units in connection with a trade or business conducted outside the United States.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds units or ADSs, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and upon the activities of the partnership. Partnerships holding units or ADSs and partners in such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of holding and disposing of the units or ADSs.

The summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, all as of the date hereof, changes to any of which may affect the tax consequences described herein, possibly with retroactive effect. In addition, the summary is based in part on representations of the depositary and assumes that each obligation provided for in, or otherwise contemplated by, the deposit agreement or any other related document will be performed in accordance with its terms. U.S. Holders are urged to consult their tax advisors as to the U.S. federal income tax consequences of the acquisition, ownership and disposition of ADSs or units in their particular circumstances.

As used herein, a “U.S. Holder” is, for U.S. federal income tax purposes, a beneficial owner of ADSs or units that is:

(1)	an individual who is a citizen or resident of the United States;

(2)	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

(3)	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

(4)	a trust if (a) a court within the United States is able to exercise primary supervision for the administration of the trust, and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) the trust has validly elected under applicable Treasury Regulations to be treated as a U.S. person.

In general, for U.S. federal income tax purposes, U.S. Holders of ADSs will be treated as the beneficial owners of the underlying units represented by those ADSs. Accordingly, no gain or loss will be recognized if a U.S. Holder exchanges ADSs for the underlying units represented by those ADSs.

The U.S. Treasury has expressed concerns that parties to whom ADSs are released before delivery of shares to the depositary (a practice called “pre-release”) or intermediaries in the chain of ownership between U.S. Holders and the issuer of the security underlying the ADSs, may be taking actions that are inconsistent with the claiming of foreign tax credits by U.S. Holders of ADSs. These actions would also be inconsistent with the claiming of the preferential tax rates described below, applicable to dividends received by certain non-corporate holders. Accordingly, the creditability of Brazilian taxes and the availability of the preferential tax rates for dividends received by certain non-corporate holders, each described below, could be affected by actions taken by these parties or intermediaries.

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Taxation of Distributions

Distributions paid on our units or ADSs (including distributions to shareholders that are treated as interest on net equity for Brazilian tax purposes and amounts withheld in respect of Brazilian tax), other than certain pro rata distributions of our common shares, will be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Because we do not maintain calculations of our earnings and profits under U.S. federal income tax principles, it is expected that distributions generally will be reported to U.S. Holders as dividends. These dividends will be included in a U.S. Holder’s income on the date of the U.S. Holder’s (or in the case of ADSs, the depositary’s) receipt of the dividend, and will not be eligible for the “dividends received deduction” generally allowed to corporations receiving dividends from domestic corporations under the Code. The amount of the distribution will equal the U.S. dollar value of the reais received, calculated by reference to the exchange rate in effect on the date that distribution is received (which, for U.S. Holders of ADSs, will be the date on which the distribution is received by the depositary), whether or not the depositary or U.S. Holder in fact converts any reais received into U.S. dollars at that time. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder generally will not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt. Any gains or losses resulting from the conversion of reais into U.S. dollars will be treated as ordinary income or loss, as the case may be, of the U.S. Holder and will generally be U.S. source.

Subject to applicable limitations (including the requirement that the ADSs be readily tradable on an established securities market in the United States), the discussion above regarding concerns expressed by the U.S. Treasury and the discussion of the passive foreign investment company rules below, under current law, dividends paid with respect to our ADSs to certain non-corporate U.S. Holders will be taxable at the preferential rates applicable to long-term capital gain. Non-corporate U.S. Holders should consult their tax advisors regarding the availability of these favorable rates in their particular circumstances.

Sale or Other Disposition of ADSs or Units

Subject to the discussion of the passive foreign investment company rules below, gain or loss realized by a U.S. Holder on the sale or exchange of ADSs or units will be subject to U.S. federal income tax as capital gain or loss in an amount equal to the difference between the U.S. Holder’s adjusted tax basis in the ADSs or units and the amount realized on the disposition, in each case as determined in U.S. dollars. Such gain or loss will be long-term capital gain or loss to the extent that the U.S. Holder’s holding period with respect to the ADSs or units exceeds one year. Gain or loss, if any, will generally be U.S. source for foreign tax credit purposes. The deductibility of capital losses is subject to limitations. Long-term capital gain of a non-corporate U.S. Holder is generally taxed at preferential rates. If a Brazilian tax is withheld on the sale or other disposition of ADSs or units, a U.S. Holder’s amount realized will include the gross amount of proceeds of the sale or disposition before the deduction of the Brazilian tax. See “—Brazilian Tax Considerations” for a description of when a disposition may be subject to taxation by Brazil.

Foreign Tax Credits

Subject to certain generally applicable limitations, which may vary depending upon a U.S. Holder’s circumstances, and subject to the discussion above regarding concerns expressed by the U.S. Treasury, a U.S. Holder will be entitled to a credit against its U.S. federal income tax liability for Brazilian income taxes withheld from dividends on ADSs or units. A U.S. Holder will be entitled to use these foreign tax credits to offset only the portion of its U.S. tax liability that is attributable to foreign-source income. This limitation on foreign taxes eligible for credit is calculated separately with regard to specific classes of income. In addition, a U.S. Holder must satisfy minimum holding period requirements in order to be eligible to claim a foreign tax credit for foreign taxes withheld on dividends.

Because a U.S. Holder’s gains from the sale or exchange of ADSs or units will generally be treated as U.S. source income, the limitation described above may preclude a U.S. Holder from claiming a credit for all or a portion of the foreign taxes imposed on any such gains. U.S. Holders should consult their tax advisors as to whether these Brazilian taxes may be creditable against the U.S. Holder’s U.S. federal income tax liability on foreign-source income from other sources. Instead of claiming a credit, a U.S. Holder may, at its election, deduct such otherwise

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creditable Brazilian income taxes in computing taxable income, subject to generally applicable limitations under U.S. law. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year.

The Brazilian IOF/Exchange Tax imposed on the purchases of units and the IOF/Bonds Tax on the deposits of units in exchange for ADSs (as discussed above under “—Brazilian Tax Considerations”) will not be treated as creditable foreign tax for U.S. federal income tax purposes. U.S. Holders should consult their tax advisors as to whether those taxes would be deductible for U.S. federal income tax purposes.

The rules governing foreign tax credits are complex and, therefore, U.S. Holders are urged to consult their own tax advisors to determine whether they are subject to any special rules that limit their ability to make effective use of foreign tax credits.

Passive Foreign Investment Company Rules

Based on proposed Treasury Regulations, which are proposed to be effective for taxable years beginning after December 31, 1994, we believe we were not a passive foreign investment company (a “PFIC”) for our taxable year ended December 31, 2016. However, because the proposed Treasury Regulations may not be finalized in their current form, because the application of the proposed regulations is not entirely clear and because the composition of our income and assets will vary over time, there can be no assurance that we will not be a PFIC for any taxable year. The determination of whether we are a PFIC is made annually and is based upon the composition of our income and assets (including, among others, entities in which we hold at least a 25.0% interest), and the nature of our activities.

If we were a PFIC for any taxable year during which a U.S. Holder held our ADSs or units, any gain recognized by a U.S. Holder on a sale or other disposition of ADSs or units would be allocated ratably over the U.S. Holder’s holding period for the ADSs or units. The amounts allocated to the taxable year of the sale or other exchange and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to all other taxable years would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed on the resulting tax liability for each of those taxable years. Further, the portion of any distribution in respect of ADSs or units that is in excess of 125.0% of the average of the annual distributions on ADSs or units received by the U.S. Holder during the preceding three years or the U.S. Holder’s holding period, whichever is shorter, would be subject to taxation as described above. Certain elections may be available that would result in alternative treatments (such as mark-to-market treatment) of the ADSs or units. U.S. Holders should consult their tax advisors to determine whether any of these elections would be available and, if so, what the consequences of the alternative treatments would be in their particular circumstances.

If we were to be treated as a PFIC in any taxable year in which a U.S. holder held units or ADSs, a U.S. holder would generally be required to file IRS Form 8621 with its annual U.S. federal income tax returns, subject to certain exceptions.

In addition, if we were to be treated as a PFIC in a taxable year in which we pay a dividend or the prior taxable year, the preferential dividend rates discussed above with respect to certain dividends paid to non-corporate holders would not apply.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding unless (i) the U.S. Holder is an exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

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Certain U.S. Holders who are individuals (and under recently finalized Treasury Regulations, specified entities that are formed or availed of for purposes of holding certain foreign financial assets) may be required to report information relating to their ownership of an interest in certain foreign financial assets, including stock of a non-U.S. entity, subject to certain exceptions (including an exception for publicly traded stock and interests held in custodial accounts maintained by a U.S. financial institution). U.S. Holders are urged to consult their tax advisors regarding the effect, if any, of this requirement on the ownership and disposition of ADSs or units.

FATCA

The United States has enacted legislation, commonly referred to as “FATCA,” that generally imposes a reporting and withholding regime with respect to certain U.S. source payments (including interest and dividends), and, beginning January 1, 2019, to gross proceeds from the disposition of property that can produce U.S. source interest and dividends and certain payments made by entities that are classified as financial institutions under FATCA. The United States has entered into an intergovernmental agreement regarding the implementation of FATCA with Brazil (the “IGA”). Under the current terms and conditions of the IGA, we do not expect payments made on or with respect to the ADSs or units to be subject to withholding under FATCA. However, significant aspects of when and how FATCA will apply remain unclear, and no assurance can be given that withholding under FATCA will not become relevant with respect to payments made on or with respect to the ADSs or units in the future. Prospective investors should consult their own tax advisors regarding the potential application of FATCA.

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Underwriting; Conflicts of Interest

The global offering consists of (i) the international offering of ADSs, each representing one unit, which is composed of one of our common shares and one of our preferred shares, in the United States and elsewhere outside of Brazil and (ii) the Brazilian offering of our units, within Brazil.

Offering of ADSs

The Selling Shareholder, we and the international underwriters named below will enter into an international underwriting and placement agreement with respect to the ADSs being offered in the international offering. Under the terms and subject to the conditions of the international underwriting and placement agreement, each international underwriter has severally agreed to purchase, and the Selling Shareholder has agreed to sell to them, severally, the numbers of ADSs set forth in the table below.

Any broker-dealers that act in connection with the sale of our units in the form of ADSs may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of ADSs sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act.

International Underwriters	Number of ADSs
Credit Suisse Securities (USA) LLC.
Merrill Lynch, Pierce, Fenner & Smith Incorporated.
Santander Investment Securities Inc.
Total

The international underwriters are committed to take and pay for all of the ADSs offered by the Selling Shareholder if they purchase any ADSs. The international underwriting and placement agreement also provides that if an international underwriter were to default, the purchase commitments of non-defaulting international underwriters may also be increased or the international offering may be terminated. However, the international underwriters are not required to take or pay for the ADSs covered by the option of the international underwriters described below unless the option is exercised.

Brazilian offering

We and the Selling Shareholder will also enter into an agreement (the “Brazilian underwriting agreement”) with Bank of America Merrill Lynch Banco Múltiplo S.A. and Banco de Investimentos Credit Suisse (Brasil) S.A., as Brazilian underwriters (together, the “Brazilian underwriters”), providing for the concurrent offer and sale of our units in a public offering with restricted placement efforts to no more than 75 professional investors in Brazil (excluding non-Brazilian investors), and our units offered may be acquired by no more than 50 professional investors in Brazil (excluding non-Brazilian investors), in compliance with CVM Instruction 476, by way of a separate Brazilian memorandum in Portuguese, including our Formulário de Referência incorporated by reference therein. The mentioned restrictions are not applicable to placement efforts or acquisitions concerning non-Brazilian investors. Investment funds and securities portfolios in which the investment decisions are made by the same manager shall be regarded as one sole professional investor, pursuant the terms of article 3 of CVM Instruction No. 476. Each of the international offering and the Brazilian offering is conditioned on the closing of the other.

Pursuant to the terms of the international underwriting and placement agreement, the international underwriters will act as placement agents on behalf of the Brazilian underwriters identified above with respect to the offering of units sold to investors located outside Brazil. The Brazilian underwriters will offer units to professional investors located within Brazil and, through the international underwriters in their capacity as placement agents, to other U.S. and international investors that are authorized to invest in Brazilian securities under the requirements established by the BACEN, CMN and CVM. The Brazilian underwriting agreement provides that, subject to certain exceptions, if the units covered by such agreement are acquired, but not fully paid for on the settlement date, the Brazilian underwriters are obligated, severally and not jointly, to acquire those units on a firm commitment basis, on the proportion and up to the individual limit of commitment undertaken by each Brazilian underwriter under the Brazilian underwriting agreement.

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Each of the Brazilian underwriting agreement and the international underwriting agreement provides that the obligation of the applicable underwriters to place the units or the ADSs, as applicable, is subject to, among other conditions, the delivery of (i) certain legal opinions by our, the Selling Shareholder’s and the Brazilian and International underwriters’ respective legal counsel in Brazil and/or in the United States and (ii) comfort letters from our current and former independent auditors.

Option

The Selling Shareholder has granted the international underwriters an option, exercisable upon prior written notice from the international underwriters to the Selling Shareholder, at any time for a period of 30 days from, but not including, the date of this prospectus supplement, to purchase up to 12,000,000 Additional ADSs at the initial public offering price less the underwriting discount, solely to cover over-allotments of ADSs, if any. If any such ADSs are purchased with this option, the international underwriters will purchase ADSs in approximately the same proportion as shown in the International Underwriters table above. If any Additional ADSs are purchased with this option, the international underwriters will offer the Additional ADSs on the same terms as those ADSs that are being offered pursuant to the international offering, and this offer of Additional ADSs will not result in any offering of units in Brazil or placement of units outside Brazil under the terms of the Brazilian Offering.

Underwriting Discounts and Commissions

The international underwriters propose to offer the ADSs directly to the public at the offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of U.S.$      per ADS (not including the incentive fee). Any such dealers may resell ADSs to certain other brokers or dealers at a discount of up to U.S.$       per ADS from the offering price. After the initial offering, the offering price and other selling terms may be changed. The offering of the ADSs by the international underwriters is subject to receipt and acceptance of customary certificates and legal opinions and subject to the international underwriters’ right to reject any order in whole or in part.

The underwriting fee in connection with the offering of ADSs is equal to the public offering price per ADS less the amount paid by the international underwriters to the Selling Shareholder (not including the incentive fee). The underwriting fee is U.S.$         per ADS (not including the incentive fee). The following table shows the per ADS and total underwriting discounts and commissions (not including the incentive fee) to be paid to the international underwriters in the international offering, assuming no exercise and full exercise of the international underwriters’ option to purchase Additional ADSs.

		No Exercise		Full Exercise
Per ADS	U.S.$		U.S.$
Total	U.S.$		U.S.$

We estimate that the total expenses of the international offering to be paid by the Selling Shareholder, including taxes, registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the international underwriting discounts and commissions, will be approximately U.S.$                , which includes an amount not to exceed U.S.$                to reimburse the underwriters for their out-of-pocket expenses incurred in connection with this international offering.

A prospectus supplement and accompanying prospectus in electronic format may be made available on the websites maintained by one or more of the international underwriters, or selling group members, if any, participating in the global offering. The international underwriters may agree to allocate a number of ADSs for sale to their, or selling group members’, online brokerage account holders. Internet distributions will be allocated by the international underwriters and the international underwriters and selling group members that may take Internet distributions on the same basis as other allocations.

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No Sale of Similar Securities

The Selling Shareholder has agreed to enter into lock-up agreements with the international underwriters on or prior to the closing of the international offering pursuant to which the Selling Shareholder, for a period of 180 days after the date of this prospectus supplement, may not, without the prior written consent of the international underwriters: (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any ADSs, units, common shares, preferred shares or other shares of capital stock of Santander Brasil or any securities convertible into or exercisable or exchangeable for ADSs, units, common shares, preferred shares or any other shares of capital stock of Santander Brasil, whether now owned or hereafter acquired by the Selling Shareholder or with respect to which the Selling Shareholder has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any of the Lock-Up Securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Lock-Up Securities or other securities, in cash or otherwise. These restrictions do not apply: (A) to ADSs to be sold or placed in the international offering, (B) to units and common or preferred shares to be sold in the Brazilian offering pursuant to the Brazilian underwriting agreement, (C) to transfers of our ADSs, units or common or preferred shares as bona fide gifts, (D) to transfers to any trust for the direct or indirect benefit of the Selling Shareholder, (E) to distributions of securities to partners, members or stockholders of the Selling Shareholder, (F) to transfers to the Selling Shareholder’s affiliates or to any investment fund or other entity controlled or managed by, controlling, or under common control or management with, the Selling Shareholder, (G) to any transfer pursuant to a bona fide third party tender offer, merger, consolidation or similar transaction made to all holders of our common or preferred shares, units and ADSs involving a change of control of Santander Brasil (provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Selling Shareholder’s Lock-Up Securities shall remain subject to the restrictions above), (H) with respect to any Lock-Up Securities purchased on the open market following the international offering, provided that in the case of any transfer or distribution pursuant to (C), (D), (E) or (F) (1) the international underwriters receive a signed lock-up agreement for the balance of the 180-day period from each donee, trustee, distributee, or transferee, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Commission on Form 4 in accordance with Section 16 of the Exchange Act, and (4) the Selling Shareholder does not otherwise voluntarily effect any public filing or report regarding such transfers. The international underwriters in their discretion, may release the common or preferred shares, units, ADSs, and other securities subject to the lock-up agreements described above in whole or in part at any time.

Indemnification

We and the Selling Shareholder have agreed to indemnify each international underwriter, its partners, members, directors, officers, employees, agents and their respective affiliates and each person, if any, who controls any such international underwriter against certain liabilities, including liabilities under the Securities Act. Pursuant to the international underwriting and placement agreement, if we or the Selling Shareholder are unable to provide the indemnification as required thereunder, we and the Selling Shareholder have agreed to contribute to payments each international underwriter, its partners, members, directors, officers, employees, agents and their respective affiliates and each person, if any, who controls any such international underwriter may be required to make in respect of such liabilities.

Listing

Our ADSs are listed on the NYSE under the symbol “BSBR.” Our units, common shares and preferred shares are listed on the BM&FBOVESPA under the symbol “SANB11”, “SANB3” and “SANB4” respectively.

Price Stabilization and Short Positions

In connection with the international offering, the international underwriters may engage in stabilizing transactions solely in the United States, which involves making bids for, purchasing and selling ADSs in the open market for the purpose of preventing or retarding a decline in the market price of the ADSs while this global offering is in progress. In other words, the international underwriters, acting through the international stabilization agent may over-allot or effect transactions with a view to supporting the market price of the ADSs at a level higher than that which might

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otherwise prevail for a limited period while the international offering is in progress. However, there may be no obligation on the international underwriters to do this. Such stabilizing, if commenced, may be discontinued at any time, and must be brought to an end after a limited period. These stabilizing transactions may include making short sales of the ADSs, which involves the sale by the international underwriters of a greater number of shares than the number of shares underlying ADSs than they are required to purchase in this international offering, and purchasing ADSs on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than international underwriters’ option to purchase Additional ADSs referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The international underwriters may close out any covered short position either by exercising their option to purchase Additional ADSs, in whole or in part, in the open market. In making this determination, the international underwriters will consider, among other things, the price of ADSs available for purchase in the open market compared to the price at which the international underwriters may purchase ADSs through the option. A naked short position is more likely to be created if the international underwriters are concerned that there may be downward pressure on the price of the ADSs in the open market that could adversely affect investors who purchase in the international offering. To the extent that the international underwriters create a naked short position, they will purchase ADSs in the open market to cover the position.

The international underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the ADSs, including the imposition of penalty bids. This means that if the international underwriters purchase ADSs in the open market in stabilizing transactions or to cover short sales, they may be required to sell those ADSs as part of the international offering or to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of our ADSs, or preventing or retarding a decline in the market price of our ADSs, and, as a result, the price of our ADSs may be higher than the price that otherwise might exist in the open market. If the international underwriters commence these activities, they may discontinue them at any time. The international underwriters may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.

There will be no stabilization transactions in connection with the Brazilian offering.

Other Relationships

The international underwriters and their respective affiliates (including the Brazilian underwriters) are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the international underwriters and their affiliates (including certain Brazilian underwriters) have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions.

Conflicts of Interest

Santander Investment Securities Inc., Santander Brasil’s affiliate, is participating in this offering as an international underwriter. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. Pursuant to FINRA Rule 5121, Santander Investment Securities Inc. will not sell to an account holder with a discretionary account any security with respect to which the conflict exists, unless Santander Investment Securities Inc. has received specific written approval of the transaction from the account holder and retains documentation of the approval in its records.

As of the date of the most recent notification received by Credit Suisse Group AG, the parent company of Credit Suisse Securities (USA) LLC, on November 11, 2016, Qatar Investment Authority (through the Selling Shareholder) held approximately 4.93% of Credit Suisse Group AG’s common shares and 12.81% purchase rights in the form of

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contingent convertible capital instruments, which will be converted into shares only in situations where Credit Suisse Group AG no longer meets specific regulatory capital requirements.

Selling Restrictions

The ADSs, offered by this prospectus supplement and accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and accompanying prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any ADSs or shares offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Other than with respect to the registration of the global offering with the SEC, no action has been or will be taken in any country or jurisdiction by us, the Selling Shareholder or the international underwriters that would permit a public offering of the ADSs, or possession or distribution of any offering material in relation thereto, in any country or jurisdiction where action for that purpose is required.

European Economic Area

This prospectus supplement has been prepared on the basis that any offer of ADSs in any Member State of the European Economic Area will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of ADSs. Accordingly any person making or intending to make an offer in that Member State of ADSs which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Selling Shareholder or any of the international underwriters or the Brazilian underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Selling Shareholder, nor the international underwriters nor the Brazilian underwriters have authorized, nor do they authorize, the making of any offer of ADSs in circumstances in which an obligation arises for the Selling Shareholder, the international underwriters or the Brazilian underwriters to publish a prospectus for such offer. Neither the Selling Shareholder, nor the international underwriters nor the Brazilian underwriters have authorized, nor do they authorize, the making of any offer of ADSs through any financial intermediary, other than offers made by the international underwriters, which constitute the final placement of the ADSs contemplated in this prospectus supplement.

In relation to each Member State of the European Economic Area, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) no offer of the ADSs which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus will be made to the public in that Relevant Member State except that an offer to the public in that Relevant Member State of any ADSs may be made at any time with effect from and including the Relevant Implementation Date under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the international underwriters and the Brazilian underwriters; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of the ADSs shall require the Selling Shareholder or the international underwriters or the Brazilian underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

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For the purposes of this provision, the expression an “offer of ADSs to the public” in relation to any ADSs in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the ADSs to be offered so as to enable an investor to decide to purchase or subscribe for the ADSs, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

United Kingdom

This communication is for distribution only to persons who (i) are outside the United Kingdom, (ii) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (the “FSMA”) (Financial Promotion) Order 2005 (as amended, the “Order”), (iii) are persons falling within Article 49(2)(a) to (d) of the Order, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This communication is directed only to relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this communication relates is available only to relevant persons and will be engaged in only with relevant persons. Any person who is not a relevant person should not act or rely on this communication.

The international underwriters have represented and agreed that:

(1)	they have only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by them in connection with the issue or sale of the ADSs in circumstances in which section 21(1) of the FSMA does not apply to us; and

(2)	they have have complied and will comply with all applicable provisions of the FSMA with respect to anything done by them in relation to our common shares in, from or otherwise involving the United Kingdom.

Germany

The ADSs will not be offered, sold or publicly promoted or advertised in the Federal Republic of Germany other than in compliance with the German Securities Prospectus Act (Wertpapierprospektgesetz) as of June 22, 2005, effective as of July 1, 2005, as amended, or any other laws and regulations applicable in the Federal Republic of Germany governing the issue, offering and sale of securities. No securities prospectus (Wertpapierprospeckt) within the meaning of the German Securities Prospectus Act has been or will be filed with the Financial Supervisory Authority of the Federal Republic of Germany or otherwise published in Germany and no public offer of the ADSs will be permitted in Germany. No offer, sale or delivery of the ADSs or distribution of copies of any document relating to the ADSs will be made in Germany except: (a) to qualified investors, as defined in Section 2 no. 6 of the German Securities Prospectus Act; or (b) in any other circumstances where an express exemption from compliance with the public offer restrictions applies, as provided under Section 3(2) of the German Securities Prospectus Act.

Netherlands

The Netherlands has implemented the EU Prospectus Directive, and the section of this prospectus supplement entitled “Underwriting; Conflicts of Interest—Selling Restrictions—European Economic Area” is applicable, in addition to the provisions that follow.

Any offers to non-qualified investors in accordance with the EU Prospectus Directive must include exemption wording and a logo as required by Article 5:20(5) of the Dutch Act on Financial Supervision (Wet op het financieel toezicht). On a strict interpretation of the law, failure to use the logo (or to comply with the strict rules about its use) may result in the relevant limb of the private placement exemption being unable to be relied upon.

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Switzerland

This prospectus supplement and the accompanying prospectus, as well as any other material relating to the ADSs which are the subject of the international offering contemplated by this prospectus supplement and the accompanying prospectus, do not constitute a public offering prospectus, as that term is understood pursuant to Article 652a and Article 1156 of the Swiss Federal Code of Obligations. The ADSs will not be listed on the SIX Swiss Exchange and, therefore, the documents relating to the ADSs including, but not limited to, this document, do not claim to comply with the disclosure standards of the listing rules of the SIX Swiss Exchange.

This prospectus supplement and the accompanying prospectus are being communicated in Switzerland to a small number of selected investors only. Each copy of this prospectus supplement and the accompanying prospectus is addressed to a specifically named recipient and may not be passed on to third parties. The ADSs are not being offered to the public in Switzerland, and neither this prospectus supplement and the accompanying prospectus, nor any other offering materials relating to the ADSs may be distributed in connection with any such public offering.

Brazil

The ADSs have not been, and will not be, registered with the CVM. Any public offering or distribution of the ADSs in Brazil, as defined under Brazilian laws and regulations (with the exception of public offerings with restricted placement efforts, pursuant to CVM Instruction No. 476), requires prior registration under Law No. 6,385, of December 7, 1976, as amended, and Instruction No. 400, issued by the CVM on December 29, 2003, as amended. Documents relating to an offering of the ADSs by this prospectus supplement, as well as information contained in those documents, may not be distributed to the public in Brazil, nor be used in connection with any offer for subscription or sale of the ADSs to the public in Brazil. The ADSs may not be offered or sold in Brazil, except in circumstances that do not constitute a public offering or distribution under Brazilian laws and regulations.

Hong Kong

This prospectus supplement and the accompanying prospectus have not been reviewed or approved by or registered with any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus supplement and the accompanying prospectus, you should obtain independent professional advice. No person may offer or sell in Hong Kong, by means of any document, any ADSs other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer or invitation to the public within the meaning thereof. No person may issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the ADSs which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to ADSs, which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder or to any persons in the circumstances referred to in paragraph (ii) above.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ADSs may not be circulated or distributed, nor may the ADSs be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than:

(i)	to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”);

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(ii)	to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA; or

(iii)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the ADSs are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ADSs pursuant to an offer made under Section 275 of the SFA except:

(1)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person where the transfer arises from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law;

(4)	as specified in Section 276(7) of the SFA; or

(5)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

United Arab Emirates

FOR UNITED ARAB EMIRATES RESIDENTS ONLY

This prospectus supplement and the accompanying prospectus, and the information contained herein and therein, do not constitute, and are not intended to constitute, a public offer of securities in the United Arab Emirates and accordingly should not be construed as such. The ADSs are only being offered to a limited number of sophisticated investors in the United Arab Emirates (a) who are willing and able to conduct an independent investigation of the risks involved in an investment in such ADSs and (b) upon their specific request. The ADSs have not been approved by or licensed or registered with the United Arab Emirates Central Bank, the Emirates Securities and Commodities Authority or any other relevant licensing authorities or governmental agencies in the United Arab Emirates. This prospectus supplement and the accompanying prospectus are for the use of the named addressee only and should not be given or shown to any other person (other than employees, agents or consultants in connection with the addressee’s consideration thereof). No transaction will be concluded in the jurisdiction of the United Arab Emirates.

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Canada

Notice to Canadian Residents

Resale Restrictions

The distribution of ADSs in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we and the Selling Shareholder prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the ADSs in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

Representations of Canadian Purchasers

By purchasing ADSs in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us, the Selling Shareholder and the dealer from whom the purchase confirmation is received that:

•	the purchaser is entitled under applicable provincial securities laws to purchase the ADSs without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106 – Prospectus Exemptions,

•	the purchaser is a “permitted client” as defined in National Instrument 31-103 - Registration Requirements, Exemptions and Ongoing Registrant Obligations,

•	where required by law, the purchaser is purchasing as principal and not as agent, and

•	the purchaser has reviewed the text above under Resale Restrictions.

Conflicts of Interest

Canadian purchasers are hereby notified that each of Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Santander Investment Securities Inc. is relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105 – Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein and the Selling Shareholder may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of ADSs should consult their own legal and tax advisors with respect to the tax consequences of an investment in the ADSs in their particular circumstances and about the eligibility of the ADSs for investment by the purchaser under relevant Canadian legislation.

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Chile

ESTA OFERTA PRIVADA SE INICIA EL DÍA 28 DE MARZO, 2017 Y SE ACOGE A LAS DISPOSICIONES DE LA NORMA DE CARÁCTER GENERAL Nº 336 DE LA SUPERINTENDENCIA DE VALORES Y SEGUROS.

ESTA OFERTA VERSA SOBRE VALORES NO INSCRITOS EN EL REGISTRO DE VALORES O EN EL REGISTRO DE VALORES EXTRANJEROS QUE LLEVA LA SUPERINTENDENCIA DE VALORES Y SEGUROS, POR LO QUE TALES VALORES NO ESTÁN SUJETOS A LA FISCALIZACIÓN DE ÉSTA.

POR TRATAR DE VALORES NO INSCRITOS NO EXISTE LA OBLIGACIÓN POR PARTE DEL EMISOR DE ENTREGAR EN CHILE INFORMACIÓN PÚBLICA RESPECTO DE LOS VALORES SOBRE LOS QUE VERSA ESTA OFERTA.

ESTOS VALORES NO PODRÁN SER OBJETO DE OFERTA PÚBLICA MIENTRAS NO SEAN INSCRITOS EN EL REGISTRO DE VALORES CORRESPONDIENTE.

This private offer commences on March 28, 2017 and it avails itself of the General Regulation No. 336 of the Superintendence of Securities and Insurance.

This offer relates to securities not registered with the Securities Registry or the Registry of Foreign Securities of the Superintendence of Securities and Insurance, and therefore such ADSs are not subject to oversight by the latter.

Being unregistered securities, there is no obligation on the issuer to provide public information in Chile regarding such securities.

These securities may not be subject to a public offer until they are registered in the corresponding Securities Registry.

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Legal Matters

Certain legal matters as to New York law and U.S. federal law will be passed upon for Santander Brasil by Davis Polk & Wardwell LLP, New York, New York, for the Selling Shareholder by Cleary Gottlieb Steen & Hamilton LLP, Abu Dhabi, United Arab Emirates, and for the international underwriters by Shearman & Sterling LLP, New York, New York. Certain legal matters as to Brazilian law will be passed upon for Santander Brasil by Pinheiro Neto Advogados, for the Selling Shareholder by Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados and for the underwriters by Lefosse Advogados. Davis Polk & Wardwell LLP will rely, without investigation, upon Pinheiro Neto Advogados as to all matters governed by Brazilian law. Shearman & Sterling LLP will rely, without investigation, upon Lefosse Advogados as to all matters governed by Brazilian law. Lefosse Advogados will rely, without investigation, upon Shearman & Sterling LLP as to all matters governed by New York Law and U.S. federal law. Certain legal matters as to Qatar Financial Center law will be passed upon for the Selling Shareholder by Simmons & Simmons Middle East LLP.

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PROSPECTUS

Units (including units represented by American Depositary Shares)

Common Shares

Preferred Shares

Banco Santander (Brasil) S.A.

(incorporated in the Federative Republic of Brazil)

This prospectus relates to the offering and sale by selling shareholders from time to time of our units, (each, a “unit”), each representing one common share, no par value, and one preferred share, no par value, including units represented by American Depositary Shares, or ADSs. Each ADS represents one unit. The identity of any selling shareholder and the plan of distribution for any offering of units, including units represented by ADSs, and common shares or preferred shares, by the selling shareholder will be disclosed in the applicable prospectus supplement.

Our units, common shares and preferred shares are listed on the São Paulo Stock Exchange (BM&FBOVESPA S.A. - Bolsa de Valores, Mercadorias eFuturos), or the BM&FBOVESPA, under the symbol “SANB11”, “SANB3” and “SANB4” respectively.

You should read this prospectus and any related prospectus supplement carefully before you invest. Any selling shareholder may offer and sell the securities directly to purchasers, through underwriters, dealers or agents, including any of our affiliates, or through any combination of these methods, on a continuous or delayed basis.

Investing in these securities involves risks. You should carefully review the “Risk Factors” section set forth in our annual report on Form 20-F for the year ended December 31, 2016 (the “2016 Annual Report”), which is incorporated by reference herein, as well as in any other recently filed reports and, if any, in the relevant prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospectus dated March 28, 2017

We have authorized only the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with information different from or in addition to that included or incorporated by reference in this prospectus and any prospectus supplement. We are not making an offer to sell our units, common shares, preferred shares or ADSs in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus, the terms “Santander Brasil,” the “Bank,” “we,” “us,” “our,” “our company” and “our organization” mean Banco Santander (Brasil) S.A. and its consolidated subsidiaries, unless otherwise indicated. References to “Banco Real” mean Banco ABN AMRO Real S.A. and ABN AMRO Brasil Dois Participações S.A. and their respective consolidated subsidiaries, unless otherwise indicated. The term “Santander Spain” means Banco Santander, S.A. References to “Santander Group” mean the worldwide operations of the Santander Spain conglomerate, as indirectly controlled by Santander Spain and its consolidated subsidiaries, including Santander Brasil.

This prospectus is being used in connection with the offering of our units, including units represented by ADSs, and common and preferred shares by selling shareholders, from time to time, in the United States and other countries outside the United States.

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About This Prospectus

This prospectus is part of an automatic shelf registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), to permit, from time to time, sales of units, including units represented by ADSs, common shares and preferred shares by selling shareholders. Before a selling shareholder may offer any securities for sale, we must file a supplement to this prospectus that discloses the identity of the selling shareholder, the number of units, including units represented by ADSs, common shares and preferred shares being offered, the manner of distribution of such securities, including the identities of any underwriters, and other information, if any, regarding such offer. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and the applicable prospectus supplement, together with additional information described under the heading “Where You Can Find More Information” before deciding to invest in any of the securities being offered. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of our units, including units represented by ADSs, and common and preferred shares, you should refer to the registration statement, including the exhibits thereto. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, if any, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date will be deemed to modify or supersede the earlier statement.

All references herein to the “real,” “reais” or “R$” are to the Brazilian real, the official currency of Brazil. All references to “U.S. dollars,” “dollars” or “U.S.$” are to United States (or “U.S.”) dollars. All references to “euro,” “euros” or “€”are to the common legal currency of the member states participating in the European Economic and Monetary Union. We have made rounding adjustments to reach some of the figures included in this prospectus. As a result, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

Where You Can Find More Information

We have filed with the SEC a registration statement (including any amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K referred to, and incorporated, herein. You may inspect and copy reports and other information filed with the SEC at the Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

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We will send the depositary a copy of all notices of shareholders’ meetings and other reports and communications that are made generally available to holders of our common or preferred shares. The depositary has agreed to make available to all holders of ADSs such notices and all such other reports and communications received by the depositary and to send copies of those notices, reports and communications to ADS holders if we so request.

We also file financial statements and other periodic reports with the Brazilian Securities Commission (Comissão de Valores Mobiliários), or the CVM. The CVM maintains an Internet website that contains reports and other information about issuers, like us, that file electronically with the CVM. The address of that website is www.cvm.gov.br. We also file financial statements and other periodic information with BM&FBOVESPA. The address of the BM&FBOVESPA website is www.bovespa.com.br. None of the information that we file with the CVM or the BM&FBOVESPA is incorporated by reference in this prospectus.

Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information superseded by information that is included directly in this document or incorporated by reference subsequent to the date of this document.

We incorporate by reference into this prospectus our Annual Report on Form 20-F for the year ended December 31, 2016, filed with the SEC on March 28, 2017 (File No. 001-34476), which we refer to as our “2016 Annual Report”.

All annual reports we file with the SEC pursuant to the Exchange Act on Form 20-F after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K submitted to the SEC after the date of this prospectus by identifying in such Form that it is being incorporated by reference into this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any such subsequent document modifies or supersedes that statement. Any statement that is modified or superseded in this manner will no longer be a part of this prospectus, except as modified or superseded.

We will provide without charge to each person to whom this prospectus has been delivered, upon the written or oral request of any such person to us, a copy of any or all of the documents referred to above that have been or may be incorporated into this prospectus by reference, including exhibits to such documents. Requests for such copies should be directed to:

Avenida Presidente Juscelino Kubitschek, 2,041 and 2,235- Bloco A

Vila Olímpia

São Paulo, SP 04543-011

Federative Republic of Brazil

Phone: (55 11) 3553-3300

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Forward-Looking Statements

This prospectus and the documents incorporated herein by reference contain estimates and forward-looking statements subject to risks and uncertainties. Some of the matters discussed concerning our business operations and financial performance include estimates and forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.

Our estimates and forward-looking statements are based mainly on our current expectations and estimates or projections of future events and trends, which affect or may affect our businesses and results of operations. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to certain risks and uncertainties and are made in light of information currently available to us. Our estimates and forward-looking statements may be influenced by the following factors, among others:

•	general economic, political, social and business conditions in Brazil, including the impact of the current international economic environment and the macroeconomic conditions in Brazil;

•	exposure to various types of inflation and interest rate risks, and Brazilian government efforts to control inflation and interest rates;

•	exposure to the sovereign debt of Brazil;

•	the effect of interest rate fluctuations on our obligations under employee pension funds;

•	exchange rate volatility;

•	infrastructure and labor force deficiencies in Brazil;

•	economic developments and perception of risk in other countries;

•	increasing competition and consolidation in the Brazilian financial services industry;

•	extensive regulation by the Brazilian government and the Brazilian Central Bank, among others;

•	changes in reserve requirements;

•	changes in taxes or other fiscal assessments;

•	potential losses associated with non-performing loans or non-performance by counterparties to other types of financial instruments;

•	a decrease in the rate of growth of our loan portfolio;

•	potential prepayment of our loan and investment portfolio;

•	potential increase in our cost of funding, in particular with relation to short-term deposits;

•	a default on, or a ratings downgrade of, the sovereign debt of Brazil or of our controlling shareholder;

•	the effectiveness of our credit risk management policies;

•	our ability to adequately manage market and operational risks;

•	potential deterioration in the value of the collateral securing our loan portfolio;

•	our dependence on proper functioning of information technology systems;

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•	our ability to protect personal data;

•	our ability to protect our reputation;

•	our ability to detect and prevent money laundering and other illegal activity;

•	our ability to manage the growth of our operations;

•	our ability to successfully and effectively integrate acquisitions or to evaluate risks arising from asset acquisitions; and

•	other risk factors as set forth under “Item 3. Key Information—D. Risk Factors” in our 2016 Annual Report.

The words “believe,” “may,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “forecast” and similar words are intended to identify estimates and forward-looking statements. Estimates and forward-looking statements are intended to be accurate only as of the date they were made, and we undertake no obligation to update or to review any estimate and/or forward-looking statement because of new information, future events or other factors. Estimates and forward-looking statements involve risks and uncertainties and are not guarantees of future performance. Our future results may differ materially from those expressed in these estimates and forward-looking statements. You should therefore not make any investment decision based on these estimates and forward-looking statements.

The forward-looking statements contained in this prospectus and the documents incorporated herein by reference speak only as of the date of this prospectus and of the respective documents. We do not undertake to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

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The Company

We are a leading full-service bank in Brazil, with a strong presence in attractive demographic and geographic areas and we have strengthened our competitive position in all Brazilian regions. We believe that we are well positioned to benefit from the growth of our customer base and the relatively low penetration of financial products and services in Brazil. We are ranked third among the privately-owned banks in Brazil in terms of assets, with a market share of 8.1% as of September 2016, according to information provided by the Brazilian Central Bank. Our operations are present in all Brazilian regions, including a strategic position in the South and Southeast regions, an area that accounted for approximately 71.3% of Brazil’s GDP.

As of and for the year ended December 31, 2016, we generated consolidated profit of R$7.465 billion and had total assets of R$634.393 billion and total stockholders’ equity of R$84.812 billion. Our Basel capital adequacy ratio at December 31, 2016 was 16.3%.

We operate along two segments: Commercial Banking and Global Wholesale Banking. In our Commercial Banking business segment, we focus on long-term relationships with our individual and corporate customers (other than global enterprise customers that are serviced by our Global Wholesale Banking segment), seeking to support all of their financial needs through our credit, banking services, financial products, acquiring services, asset management and insurance products. We also offer special financing and credit opportunities for corporate customers pursuing social and environmental improvement programs. Our business model and segmentation allow us to provide a tailored approach to each client in order to address their specific needs. Through our Global Wholesale Banking segment we offer financial services and sophisticated and structured solutions to our customers, in parallel with our proprietary trading activities. Our wholesale banking business focuses on servicing local and multinational conglomerates, which we refer to as GCB customers. Our wholesale business provides our customers with a wide range of domestic and international services that are specifically tailored to the needs of each client. Our customers benefit from the global services provided by the Santander Group’s integrated wholesale banking network and local market expertise. Our proprietary trading desk is under strict risk control oversight and has consistently shown positive results, even under volatile scenarios.

Santander Group controls us directly and indirectly through Santander Spain, Sterrebeeck B.V. and Grupo Empresarial Santander, S.L. which are controlled subsidiaries of the Santander Group. As of December 31, 2016, Santander Spain held, directly and indirectly, 88.8% of our voting stock (not including the shares held by Banco Madesant - Sociedade Unipessoal).

Santander Spain ended December 2016 as the largest bank in the euro zone, with a market capitalization of approximately €72,314 million. As of December 31, 2016, Santander Spain’s attributable profit totaled €6,621 million, 0.8% higher than the previous year, and the total shareholder remuneration on account of the earnings for the 2016 financial year is €0.41 per share. The Santander Group operates principally in Spain, the United Kingdom, other European countries, Brazil and other Latin American countries and the United States, offering a wide range of financial products. In Latin America, the Santander Group has majority shareholdings in financial institutions in Argentina, Brazil, Chile, Mexico, Peru, Puerto Rico and Uruguay. As of December 31, 2016, Santander Brasil contributed 21% of the profit attributable to the Santander Group.

Our headquarters are located in Brazil, in the city of São Paulo, state of São Paulo, at Avenida Presidente Juscelino Kubitschek, 2,041 and 2,235, Bloco A, Vila Olímpia, 04543-011. Our telephone number is 55-11-3553-3300. Our website is www.santander.com.br. Information contained on, or accessible through, our website is not incorporated by reference in, and shall not be considered part of, this prospectus.

Use of Proceeds

Selling shareholders will receive all of the net proceeds from any sale of units, including units represented by ADSs, and common shares or preferred shares, offered by this prospectus. We will not receive any proceeds from the offering contemplated by this prospectus.

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Capitalization

The following table sets forth our capitalization as of December 31, 2016, as derived from our consolidated financial statements prepared in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”). There has been no material change in our capitalization since December 31, 2016. This table should be read in conjunction with, and is qualified in its entirety by reference to, our audited consolidated financial statements and the related notes thereto, incorporated by reference in this prospectus. You should also read this table in conjunction with “Item 5. Operating and Financial Review and Prospects” and “Item 8. Financial Information” sections of our 2016 Annual Report incorporated by reference in this prospectus.

	As of December 31, 2016 (1)
	(in millions of U.S.$)(2)	(in millions of R$)
Liabilities
Financial liabilities held for trading	15,839	51,620
Financial liabilities at amortized cost	144,696	471,579
Deposits from the Brazilian Central Bank and deposits from credit institutions	24,128	78,634
Customer deposits	75,924	247,445
Marketable debt securities	30,635	99,843
Subordinated debts	143	466
Debt Instruments Eligible to Compose Capital	2,550	8,312
Other financial liabilities	11,316	36,879
Hedging derivatives	95	311
Provisions(3)	3,613	11,776
Tax liabilities	1,870	6,095
Other liabilities	2,516	8,199
Total liabilities	168,630	549,581
Stockholders’ equity	26,214	85,435
Other Comprehensive Income	(414)	(1,348)
Non-controlling interests	223	726
Total Capitalization	194,653	634,393

(1)	Total capitalization corresponds to total liabilities plus total stockholders’ equity.

(2)	Translated for convenience only using the selling rate as reported by the Brazilian Central Bank as of December 31, 2016, for reais into U.S. dollars of R$3.2591 to U.S.$1.00.

(3)	Mainly provisions for tax risks and legal obligations, and judicial and administrative proceedings of labor and civil lawsuits.

Description of Capital Stock

The following is a summary of certain significant provisions of our bylaws, the Brazilian corporate law and the rules and regulations of the CVM that pertain to our capital, management, periodical and occasional disclosures, as well as other corporate issues applicable to us. This description does not purport to be complete and is qualified by reference to our by-laws, the Brazilian corporate law, the rules and regulations of the CVM. In Brazil, by-laws (Estatuto Social) are the principal governing document of a corporation (sociedade por ações).

General

We are a publicly held company (sociedade anônima) of indefinite term, incorporated under Brazilian law on August 9, 1985. Our corporate name is Banco Santander (Brasil) S.A. and our commercial name is Banco Santander. Our headquarters are located in Brazil, in the city of São Paulo, state of São Paulo, at Avenida Presidente Juscelino Kubitschek, 2,041 and 2,235, Bloco A, Vila Olímpia, 04543-011. Our telephone number is 55-11-3553-3300. Documentation of our incorporation is duly registered with the Commercial Registry of the State of São Paulo (Junta Comercial do Estado de São Paulo or JUCESP), under NIRE (Registry Number) 35.300.332.067.

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Issued Share Capital

As of the date of this prospectus, our capital stock is R$57,000,000,000.00, fully paid-in and divided into 7,563,082,417 shares, all nominative, in book-entry form and without par value, consisting of 3,850,970,714 common shares and 3,712,111,703 preferred shares.

Treasury Stock

As of the date of this prospectus, we have 43,046,768 shares in treasury, consisting of 21,523,384 common shares and 21,523,384 preferred shares.

Shareholders’ Agreement

As of the date of this prospectus, there are no shareholders’ agreements in effect related to us.

Business Purpose

Pursuant to article 4 of our By-Laws, our corporate purpose is to (i) participate in asset, liability and accessory transactions related to our respective authorized portfolios (commercial, investment, credit, financing and investment, real estate credit and leasing), as well as foreign exchange transactions; (ii) manage investment portfolios and any other transaction that would be allowed by law and regulations in force; and (iii) participate, as shareholder or quotaholder, in other companies.

Managers’ Role and Conflict of Interests

Brazilian Corporate Law imposes on the members of the board of directors and officers the duty of diligence during the performance of their functions, as well as the duty of loyalty to the company besides prohibiting the member of the board of directors and the officers from: (i) receiving any type of direct or indirect personal advantage from third parties, by virtue of the position occupied, without authorization in the By-Laws or from a shareholders’ meeting; (ii) taking part in any corporate transaction in which he or she has an interest that conflicts with our interest or in the decisions made by other directors on the matter; (iii) use any commercial opportunity which may come to his or her knowledge, by virtue of his or her position, for his or her own benefit or that of a third party, whether or not harmful to the company; (iv) fail to exercise or protect the company’s rights or to take advantage of a commercial opportunity of interest to the company, in seeking to obtain advantages for himself or herself or for a third party; and (v) acquire for resale with profit property or rights which he or she knows the company needs or which the company intends to acquire.

Additionally, since we are a financial institution, we are subject to certain prohibitions set forth in Law 4,595, dated as of December 31, 1964, including the prohibition to grant loans and advance amounts to the members of our board of directors and officers, as well as to the members of our other consulting, administrative, fiscal or similar boards and the respective spouses and 2nd degree relatives.

In addition to these provisions, Article 10 of our By-Laws provides that board members and officers are forbidden to be involved in the analysis, approval or settlement of business deals or loans relating to a company where (i) they hold more than five percent (5%) of the capital stock as partners or shareholders, or where they are members of the management, or (ii) had been members within a period of up to six (6) months before their appointment. Finally, our policy for transactions with related parties also sets forth procedures to be followed by managers involved in such transactions, and when other potential conflicts of interest may arise.

Rights of Common Shares and Preferred Shares

Each common share gives its holder the right to a vote at general meetings. In their turn, the preferred shares do not grant voting rights in our shareholders’ general meetings, except as related to the following matters:

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•	change of corporate status, merger, consolidation or spin-off;

•	approval of agreements entered into between us and our controlling shareholder, directly or indirectly, and agreements with other companies in which our controlling shareholder has an interest, whenever the law or the By-Laws provide that they must be approved at a shareholders’ general meeting; and

•	the appraisal of assets to be contributed to increase our capital stock.

As regards the election of members of the board of directors, the Brazilian Corporate Law sets forth that, when members of the board of directors are elected, minority holders of shares in public companies holding a minimum of 15% of the total number of voting shares, or holders of preferred shares without voting rights, or with restricted voting rights, representing 10% of the capital stock, or holders of common and preferred shares who jointly represent at least 10% of the capital stock, have the right to elect one member of our board of directors in a separate vote. Nevertheless, these rights can only be exercised by the holders of shares that maintained their holding for at least three months before the date of the annual shareholders’ meeting. The Brazilian Corporate Law also permits a multiple vote procedure to be adopted, upon request by shareholders representing at least 10% of our voting capital. Pursuant to CVM Instruction 282 of June 26, 1998, the percentage needed to call for a multiple vote to elect members of the board of directors, in public companies with capital stock exceeding R$100 million, is 5% of the voting capital per request of multiple vote.

The holders of preferred shares are entitled to the following rights according to our By-Laws:

•	dividends and interest on shareholders’ own equity in an amount 10% higher than those attributed to common shares, as well as priority in the distribution;

•	participation on equal terms with the common shares conditions, in capital increases arising from the capitalization of reserves and income, as well as in the distribution of bonus shares created by the capitalization of accrued income, reserves or any other resources;

•	priority in reimbursement of capital, without payment of premium, in the case of liquidation; and

•	tag-along rights in the event of a change in our control, under the same terms and conditions extended to our controlling shareholders.

Common shares not belonging to the controlling shareholders also give their holders tag-along rights in the event that our control is transferred on the same terms and conditions as those granted to our controlling shareholders.

The shareholders’ general meeting may decide on conversion of the preferred shares into common shares.

The Brazilian Corporate Law sets forth that shares without voting rights or shares with restricted rights, including our preferred shares, shall be granted unrestricted voting rights if the company ceases to distribute, during three consecutive fiscal years, any fixed or minimum dividend granted to these shares, until the respective distributions are made.

According to our By-Laws, the dividends that are not claimed by shareholders within three years, from the beginning of their payment, shall prescribe to our benefit.

Under the Brazilian Corporate Law, any change in the preferences or that have an adverse financial effect on the rights of the holders of our preferred shares, or any change that results in the creation of a more favored class of preferred shares, must be approved by a resolution at a general shareholders’ meeting and will become valid and effective only after approval by a majority of our preferred shareholders in a shareholders’ meeting.

Brazilian Corporate Law also sets forth that the following shareholders’ rights cannot be repealed by our By-Laws or decisions made at shareholders’ meetings:

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•	the right to vote at general meetings, in the case of holders of common shares;

•	the right to share in the distribution of dividends and interest on shareholders’ equity, and to share in the surplus assets in the event of our liquidation;

•	preemptive rights in subscribing for shares or convertible securities in specific circumstances;

•	the right to monitor the management; and

•	the right of withdrawal in the circumstances established by law, including our consolidation, merger and spin-off.

Description of Units

The units are share deposit certificates, each representing one common share and one preferred share, all of them free and unencumbered. The shares represented by the units shall be registered in a trust account as linked to the units, and ownership can only be transferred by means of a transfer of the corresponding units, upon written instructions from the holder. Earnings from the units and the amount received in the case of redemption or repayment shall only be paid to the holder of the units registered in the books of the custodian.

None of the shares underlying the units, the earnings thereon or the corresponding redemption or repayment amounts may be pledged, encumbered or in any other way given in guarantee by the holder of the units, nor may they be subject to attachment (penhora), seizure (arresto), impounding (sequestro), search and apprehension (busca e apreensão), or to any other lien or encumbrance.

The units are held by us (except units that underlie the ADSs which are held by our affiliate, Santander Securities Services Brasil Distribuidora de Títulos e Valores Mobiliários S.A.), as the custodian, in book-entry form in an account opened in the holder’s name and the transfer of ownership is effected by debiting the seller’s unit account and crediting the buyer’s unit account according to a written transfer order issued by the seller or a court authorization or transfer order delivered to the custodian. The custodian will retain all the written transfer orders sent by the holders of the units, as well as the court authorizations or transfer orders. Dividends, interest on shareholders’ equity and/or cash bonuses shall be paid to the custodian and the custodian shall then transfer the amount to the custody agents for payment to the unit holders. The pledge, usufruct, right of succession, fiduciary transfer in guarantee and any other conditions, onus or encumbrances on the units must be registered in the custodian’s records, as well as noted in the corresponding statement of account of units.

The custodian shall provide unit holders with a statement of account at the end of each month in which there is movement and, even if there is no movement, at least once a year. The statement shall show the date and place of issue, the name and details of the holder of the unit account, an indication that it is a statement of unit account, details of the shares deposited, a statement that the shares deposited, their earnings and any amounts received in the event of redemption or repayment shall only be paid to the holder of the unit account or to the holder’s order in writing, our charge for the deposit, if any, and the addresses where unit holders may obtain assistance.

Upon a written order issued by the holder of the unit account to a broker authorized by the stock exchange where the units are traded, the custodian shall block the corresponding units and transfer them to the buyer upon receipt of a confirmation of the sale from the stock exchange.

The unit holder shall have the right, at any time, to instruct a broker to cancel units and transfer the underlying shares. The broker must request to us, as agent, to transfer the units to the share deposit accounts held by the custodian in the holder’s name. The unit holder shall bear any transfer and cancellation costs involved. Similarly, the holder may instruct a broker to assemble units by transferring the number of shares that jointly represent a unit, which shall be registered by the custodian in a trust account linked to the units.

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The right to cancel units may be suspended in the event of a public offering for distribution of units, either in the domestic or the international market, in which case the suspension may not last longer than 180 days. Units subject to any lien or encumbrance may not be cancelled.

The following rules apply to the exercise of the rights granted to the shares represented by units:

•	Dividends and share redemption or repayment amounts delivered to us, as depository of the shares, shall be paid by us to the unit holder;

•	Only the unit holder shall have the right to attend our general meetings and to exercise all of the prerogatives conferred on our shareholders by the shares represented by the units;

•	In the event of a stock split, cancellation or reverse stock split or new issuances of shares by us while the units are in existence, the following rules will be observed:

(1) In the event there is a change in the number of shares represented by units as a result of a reverse stock split or cancellation of shares, we will debit from the unit accounts the number of cancelled shares of each unit holder and proceed with the automatic cancelation of units, observing the ratio of one common share and one preferred share issued by us to each unit. We will deliver to the shareholders those shares that are insufficient to constitute a unit in the form of shares, rather than units; and

(2) In the event there is a change in the number of shares represented by the units as a result of a stock split or new issuances of shares, the custodian will register the deposit of the new shares and issue new units, registering them in the accounts of their respective holders, so as to reflect the new number of shares held by unit holders, maintaining a ratio of one common share and one preferred share issued by us and represented by units, and will deliver to holders those shares that are insufficient to constitute a unit in the form of shares rather than units;

In the event of a capital increase by means of the issue of shares that may be converted into new units, unit holders may exercise the preemption rights belonging to the shares represented by their units. We shall create new units in the register of book-entry units and credit them to their holders so as to reflect the new number of common and preferred shares issued by us, subject to the current proportion of ordinary and preferred shares to constitute the units. Shares that are too few to constitute a unit shall be delivered to the shareholders as shares, rather than units. There shall be no automatic credit of units in the event of the exercise of preemption rights in the issue of securities other than shares; and

Unit holders will be entitled to receive any shares issued as a result of our spin-off, consolidation or merger.

General Meetings

At our duly convened and installed general meetings, our shareholders are authorized to resolve on business related to our activities and to take the decisions they deem to be in our interests.

Our shareholders are exclusively responsible for approving the financial statements at the annual general meeting, and to decide on the destination of net earnings and the distribution of dividends for the year immediately preceding the meeting. The members of the board of directors and fiscal council are, as a general rule, elected at annual general meetings unless for an exceptional reason they have to be elected at an extraordinary general meeting.

An extraordinary general meeting may be held at any time, including together with an annual general meeting. Our shareholders in a general meeting are exclusively responsible for approving, among other matters: (i) amendments to our By-Laws; (ii) election and dismissal of members of our board of directors; (iii) creation of any reserves of profits, other than the legal reserve; (iv) suspension of the rights of a shareholder that has failed to comply with obligations under the law or our By-Laws; (v) approval of our incorporation, merger or spin-off; and (vi) approval of our dissolution or liquidation, approval of reports prepared by the liquidators and the election of a liquidator and members of the fiscal council to operate during a liquidation.

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Quorum of General Meetings

As a general rule, the Brazilian Corporate Law sets forth that a general meeting can be held if shareholders holding at least 25% of the voting capital stock are present, at the first call, and at the second call if any number of holders of voting shares are present. If the shareholders have been convened to resolve on amendments to the By-Laws, the quorum at the first call must be at least 2/3 of the voting shares and, at the second call, any number of holders of voting shares.

The CVM may authorize the aforementioned quorum, set forth in the Brazilian Corporate Law, to be reduced in the case of a publicly held company with widely held shares, and where the last three general meetings have been attended by shareholders representing less than half the voting shares.

In general, the approval of any matter must occur through votes of shareholders attending a general meeting in person, or through a proxy, corresponding at least to a majority of the common shares represented at the meeting, and abstentions are not taken into account for this calculation. Nevertheless, the affirmative vote of shareholders representing at least one half of the voting shares is needed for the approval of the following matters, among others: (i) reduction of the mandatory dividend to be distributed to our shareholders; (ii) changes in our business purpose; (iii) our merger, spin-off or incorporation; (iv) our participation in a corporate group (as defined by the Brazilian Corporate Law); (v) the termination of a state of liquidation; and (vi) our dissolution.

Call Notice of our Shareholders’ General Meetings

The Brazilian Corporate Law requires all general meetings to be called by a minimum of three entries in the Official Gazette of the State of São Paulo and in another mass circulation newspaper in São Paulo, where the BM&FBOVESPA is located. Our call notices of meetings are currently published in the Official Gazette of the State of São Paulo, the official journal of São Paulo state, and in the Valor Econômico newspaper. The first call must be published not more than 30 days before the date of the meeting, and the second call not more than eight days in advance. However, in certain circumstances, at the request of any shareholder, the CVM may (i) after consulting us, require the shareholders’ meeting to be postponed and held 30 days after the first call; and/or (ii) suspend for up to 15 days the advance notice required for an extraordinary general meeting, to give the shareholder time to understand and analyze the proposals to be voted on at the meeting. The call notices must give full details of the agenda for the meeting (the term “general matters” being prohibited) and the adequate supporting documents must be available to the public on the CVM’s website from the date of publication of the first call.

Place of our Shareholders’ General Meetings

Our shareholders’ meetings are held at our headquarters at Avenida Presidente Juscelino Kubitschek, 2041/2235, Bloco A, Vila Olímpia, in the city of São Paulo, state of São Paulo, Brazil. The Brazilian Corporate Law allows our shareholders to hold meetings outside our headquarters in an event of force majeure, provided that the meetings are held in the city of São Paulo and the relevant notice contains a clear indication of the place where the meeting will be held.

Responsibility for Calling General Meetings

It is usually the responsibility of our board of directors to call a general meeting, provided that such meetings may also be called by the following persons or bodies: (i) any shareholder, when our directors fail to call a meeting within 60 days of the date required by law or by our By-Laws; (ii) shareholders representing a minimum of 5% of our capital stock, if our managers fail to call a meeting, within eight days, in response to a justified request submitting matters to be discussed; (iii) shareholders representing a minimum of 5% of our capital stock, if our board of directors fail to call a meeting intended to install a fiscal council, within eight days of the request being made; and (iv) the fiscal council (if already installed), if our board of directors fails to call the annual general meeting; and the fiscal council can also call an extraordinary general meeting whenever there are serious or urgent reasons.

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Conditions for Admission to a General Shareholders’ Meetings

Shareholders attending general meetings must prove that they are the holders of shares with voting rights, as set forth in the Brazilian Corporate Law. Our shareholders may be represented by a proxy (including a public proxy in accordance with CVM Instruction 481, of December 17, 2009, as amended), appointed not more than one year before the date of the meeting, and this representative must be a shareholder, a manager, a lawyer or, in the case of a publicly-held company, as ours is, a financial institution. Investment funds may be represented by their respective administrators.

Remote Voting

The CVM has enacted a regulation which establishes rules for remote participation and voting in general meetings of publicly-held companies. The mandatory applicability of this rule was postponed by a decision of the CVM in late 2015, and remained optional throughout 2016.

From January 1, 2017 the rule became applicable to all publicly-held companies that on April 9, 2015 had at least one type or class of share listed included in either the IBrX-100 or the IBOVESPA indices, as is our case. Accordingly, as from 2017 we will have in place the necessary structure to allow our shareholders to participate and vote remotely at general meetings. For this purpose, our shareholders must follow the voting procedures disclosed by us in the call notice for the relevant general meeting to transfer the voting pronouncements including by contacting either us or the custodians (whom will be responsible for transferring the voting pronouncements to us), pursuant to the terms of the applicable regulation.

Policy on Trading in Our Own Securities

The objective of our Policy on Trading in Our Own Securities, prepared in accordance with in accordance with CVM Instruction 358 of January 3, 2002, as amended (“CVM Instruction 358”), is: (i) to control and punish those persons with access to privileged information and who use this information to trade in securities issued by us; and (ii) to establish rules for trading in our securities.

The purpose of this policy is to avoid insider trading (the furnishing of privileged information from which third parties may benefit) and to ensure transparency in the trading of our securities. Our trading policy establishes blackout periods for trading in our shares by ourselves, our controlling shareholders (direct or indirect), members of the board and of our fiscal council (when one has been installed) and other technical or consultative bodies or other persons who, by virtue of their job, position or commercial, professional or trust relationship with us, have access to any privileged information. This is intended to avoid improper use of information not disclosed to us.

Among other matters, our policy establishes that the persons subject to it shall refrain from buying or selling, by themselves or via their direct dependents or by using directly or indirectly controlled companies, any securities issued by us, or backed by them, as well as their respective derivatives:

(1) From the time when such persons become aware of material information that may affect the value of our securities, until such information is disclosed to the public. Those subject to the policy may trade in Company securities received or acquired under our variable compensation plans only during a period of 30 days from the date when such securities are vested, and after the end of the corresponding lock-up period, for the purpose of disposing of them, subject to the undertakings described in the following items;

(2) During the period between our decision to increase capital stock, issue securities, distribute dividends, pay bonuses, or execute a stock split or a reverse stock split, and the publication of the corresponding notices or announcements;

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(3) When it is intended to carry out a takeover, a total or partial spin-off, transformation or corporate reorganization;

(4) During the 30-day period prior to the publication of annual or six-monthly financial statements, or quarterly financial information. However, exceptionally in the case of issues of fixed-rate securities by us by means of a public offer overseas, in order to raise funds for us in the ordinary course of our business, including medium term notes issued by us, this period shall be reduced to 15 days before the publication of such statements.

Our policy also establishes that our controlling shareholders, officers, and members of our board of directors, members of our fiscal council (when there is an active one) and members of any other bodies with technical or consulting functions created by a provision in the By-Laws, shall not trade securities issued by us or their respective derivatives on the same day that we, our controlled or associated companies or any other company under their common control are selling shares held in treasury or purchasing shares to be held in treasury, or while holding open orders to deal in our shares. However, such prohibition shall not apply if the acquisition or sale of our shares by us has the specific purpose of making feasible the management of risk arising out of our activities as market maker of certain funds indexes.

Right to Withdrawal

The Brazilian Corporate Law gives our shareholders the right to withdraw from Santander Brasil, upon reimbursement of the equity value of their shares, if the shareholder disagrees with or abstains from voting on certain resolutions approved in shareholders’ general meetings.

According to the Brazilian Corporate Law, the right of withdrawal may be exercised in the following circumstances, among others as provided by law: (i) a change in the preferences, privileges or repayment or redemption conditions granted to our preferred shares, or the creation of a new, more favored class of shares (in which case, only a shareholder who is adversely affected by such change or creation shall have the right of withdrawal); (ii) spin-off (subject to the conditions below); (iii) a reduction in our mandatory dividend; (iv) a change in our corporate purpose; (v) a merger or incorporation with another company in specific circumstances (as described below); (vi) our joining to a group of companies, as defined in the Brazilian Corporate Law; (vii) a corporate transformation; (viii) the takeover of all of our shares by another Brazilian company, so as to make us its wholly-owned subsidiary; or (ix) the acquisition of control of another company at a price exceeding the legal limits.

The Brazilian Corporate Law also provides that a spin-off of a company shall entitle its shareholders to withdraw only if it results in: (i) a change in the corporate purpose, unless the assets spun off are transferred to a company whose principal activity coincides with the business purpose of spun-off company; (ii) a reduction in the mandatory dividend; or (iii) becoming part of a group of companies, as defined in the Brazilian Corporate Law. Besides, in the event of a consolidation or merger of us into another company, or when we become part of a group of companies (as defined in the Brazilian Corporate Law), our shareholders will not be entitled to withdraw from our company if the shares of such companies (a) are liquid, i.e. are listed on the BM&FBOVESPA general index or on any other Stock Exchange index, as defined by the CVM, and (b) are widely held, such that our controlling shareholders or other companies under common control hold less than half the shares of the type or class to which the right of withdrawal corresponds. The right of withdrawal must be exercised within 30 days of publication of the minutes of the general meeting resolving on the matter that gave rise to such right. Furthermore, we have the right to reconsider any resolution that has given rise to a right of withdrawal, during the ten days following the end of the period for exercising the right, if we consider that the payment of the price for buying out dissident shareholders would put our financial stability at risk.

Shareholders who exercise the right to withdrawal shall receive the equity value of their shares, based on the latest balance sheet approved at a general meeting. If, however, the resolution giving rise to the right of withdrawal was passed more than 60 days after the date of the latest approved balance sheet, a shareholder may call for a special balance sheet to be prepared as of a date not more than 60 days before the resolution, to assess the value of the shares. In this case, we must immediately pay 80% of the reimbursement value, calculated according to the latest balance sheet approved by our shareholders, and the balance within 120 days of the date of the resolution of the general meeting.

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Redemption of Shares

According to the Brazilian Corporate Law, we may redeem our shares by means of a resolution passed at a general meeting by votes representing at least 50% of the shares affected by the redemption. Shares may be redeemed out of retained profits, revenues reserves or capital reserves. If not all of the shares are to be redeemed, a lottery ballot shall be held. If custody shares are selected in the ballot and the custody agreement does not provide for the situation, the financial institution must specify the proportion of shares to be redeemed.

Preemption Rights

Our shareholders have preemptive rights to subscribe for shares in any capital increase, in proportion to their shareholding at the time of the increase. Our shareholders also have preemptive rights in any offer of our shares or subscription warrants. A period of not less than 30 days from the publication of the notice to shareholders of the capital increase is allowed for the exercise of preemptive rights, and these rights are transferable.

However, according to the Brazilian Corporate Law and our By-Laws, our shareholders do not have preemptive rights in cases of granting or exercise of any share call option. In addition, our board of directors may exclude the preemptive right of our shareholders or reduce the exercise period, in the issuance of shares and subscription warrants whose placement is made through sale on stock exchange or public subscription, or share exchange, in a public offering of control acquisition.

Purchase of Our Own Shares

Our By-Laws authorize our board of directors to approve the purchase of our own shares. In any of the following circumstances, the decision, will only become effective upon prior approval by a shareholders meeting: (i) acquisition on an organized securities market involving more than 5% of our outstanding shares of a certain type or class in less than 18 months; (ii) acquisition on an organized securities market for prices 10% above the market price; (iii) acquisition aiming at changing or preserving our share control composition or our management structure; or (iv) where the counterparty in an acquisition out of the organized securities markets is related to us (according to the applicable accounting rules). The decision to purchase our shares will be disclosed to the markets and the respective trade be settled within 18 months from the approval.

The decision to acquire our shares is also subject to certain restrictions. It may not, among others: (i) aim for the acquisition of shares belonging to our controlling shareholders; (ii) be carried in the organized markets for prices above the market prices; (iii) take place simultaneously with a public offering for the purchase of our shares; or (iv) require the use of funds exceeding the available funds (considered all capital or profits reserves plus the realized results of the ongoing fiscal year, excluded, in both cases, the legal reserve, the reserve for realizable profits, the special reserve for non-distributed compulsory dividends and the tax incentives).

We may not hold in treasury more than 10% of our outstanding shares of a certain type or class, including shares held by our subsidiaries and affiliated companies and the shares corresponding to the economical exposure arising from derivatives or deferred settlement transactions entered into by us, our subsidiaries and affiliated companies. This limit does not apply to reimbursed shares or forfeited shares, and acquisitions in the scope of a public offering for acquisition of shares, which will be subject to specific laws and regulation.

We may purchase our shares on the stock exchange, but not for a price above the market value. Acquisitions by means of private transactions must observe the applicable limitations and the approval by the shareholders meeting may be required. We may also buy our own shares in the event that we should cease to be a publicly-held company. We may also purchase or issue put or call options on our shares.

On November 3, 2016, our board of directors approved the unit repurchase program to cover the acquisition of up to 38,042,972 units, representing 38,042,972 common shares and 38,042,972 preferred shares or ADRs, by us or our branch in Cayman, corresponding to approximately 1.02% of the totality of our corporate capital. The repurchase program ends on November 3, 2017.

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On December 14, 2015, our shareholders approved the cancellation of 37,757,908 shares held in treasury, representing 18,878,954 common shares and 18,878,954 preferred shares. Such treasury shares corresponded, as of that date, to approximately 53.9% of the totality of the shares then held in treasury. As a result, as of December 31, 2016 (and 2015), we held 51,571,846 (40,435,466) shares in treasury, of which 25,785,923 (20,217,733) were common shares and 25,785,923 (20,217,733) were preferred shares.

Cancellation of Registration as a Publicly-Held Company

We may cancel our registration as a publicly-held company and, for this purpose, our controlling shareholders must necessarily make a public offer to acquire all our shares in the market, according to the Brazilian Corporate Law and the regulations issued by the CVM. The minimum offer price must be at least equal to the economic value of our shares, as valued by a specialized company using any generally accepted and recognized valuation method, or any other criteria defined by the CVM.

The valuation report must be prepared by a specialized and experienced appraiser, who is independent of Santander Brasil, our management team and our controlling shareholders and who shall be chosen by the board of directors. The controlling shareholder shall bear the costs of preparing the valuation report.

Disposal of Control

Our By-Laws state that disposal of control of our company, either in a single transaction or in a series of transactions, must be subject to the condition, whether suspensive or resolutory, that the acquirer undertakes to make a public offer to acquire all the shares held by our other shareholders, both common and preferred, pursuant to the conditions and deadlines required by the current legislation, so as to ensure that they receive equal treatment with respect to the controlling shareholder in the disposal.

This offer will still be required (i) in cases where there is assignment for consideration of rights to subscribe for shares that may result in the disposal of the company’s control; and (ii) in case of disposal of control of a company that holds the control power over us.

Requirement for Disclosure of Information

As a publicly-held company, we must comply with the requirements for disclosure of information set forth by the Brazilian Corporate Law and the CVM.

Periodic and Occasional Disclosure of Information

The regulations applicable to publicly-held companies issued by the CVM, including CVM Instruction 358, provide that we must disclose a number of items of periodic and occasional information. Among such items of information are, for example, our financial statements accompanied by the management reports and the reports of our independent auditors, our standard financial information form (formulário de informações financeiras padronizadas – DFP), our quarterly report (formulário de informações trimestrais – ITR) and our reference form (formulário de referência).

According to CVM Instruction 480 of December 7, 2009, as amended, the reference form (formulário de referência) must be filed with the CVM annually, within five months of the closing date of the reporting period, in the form established by the regulation. The reference form (formulário de referência) shall be updated prior to a public offer, as well as upon the occurrence of certain events determined by the regulation that alter the information described therein, within seven business days of the date of the respective change. This document contains complete information regarding us including, in general, the matters addressed in this prospectus.

CVM Instruction 457 of July 13, 2007, as amended (“CVM Instruction 457”), provides that we are also subject to the disclosure of our consolidated financial statements based on IFRS as issued by IASB within four months of the end of each reporting period. The financial statements mentioned by CVM Instruction 457 must be disclosed in their entirety, together with (i) the management report, (ii) explanatory note expressly stating without reservation

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that the consolidated financial statements are in accordance with IFRS as issued by the IASB and Brazilian GAAP, and (iii) the opinion of the independent auditors. Within 15 days following the term established by Brazilian law for disclosure of our quarterly information, we must: (i) disclose our full quarterly information translated into the English language; or (ii) disclose our financial statements or consolidated financial statements in accordance with IFRS as issued by the IASB, accompanied by the independent auditors’ review report.

Disclosure of Information about Trading by Our Managers and Related Persons

Our officers, members of our board of directors, fiscal council, if in operation, and any technical or consulting body created by our By-Laws must disclose to us the securities issued by us, our controlling or controlled companies, when publicly-held, and the derivatives and other securities referenced by such securities that are held by them, as well as the trades with such securities. This obligation includes the securities held by the spouses, companions and any dependents of the aforementioned persons, as well as the companies directly or indirectly controlled by them.

We are obliged to send such information to CVM and BM&FBOVESPA within ten days following the end of the month in which there is a change in the holding position or the month in which the relevant person is invested in the position (including name of person acquiring the shares, number and characteristics of the securities, form, price and date of acquisition). Upon the issuance of CVM Instruction 568 of September 17, 2015, it also became mandatory to provide the CVM and BM&FBOVESPA within the same time period the information related to the securities traded by us, our entities and affiliated companies.

Disclosure of Information about our Shareholders with Relevant Interest

CVM Instruction 358 sets forth that (i) any direct or indirect controlling shareholders, (ii) any shareholders entitled to elect members of the board of directors and fiscal council, as well as (iii) any person or group of persons acting jointly with the aforementioned persons or representing the same interest, that carries out relevant transactions (that is, transactions whereby the direct or indirect holding of the aforementioned persons surpasses, upwards or downwards the thresholds of 5%, 10%, 15%, and so on successively, of our shares of a certain class and type) must disclose to us information on their trades, which will be forwarded to the CVM.

The ruling establishes that the following information must be provided: (i) the name and qualification of the person acquiring the shares, including the registration number in the Natural Persons Registry (CPF) or the National Register of Legal Entities (CNPJ); (ii) the reason for the participation and aimed quantity of shares, containing, if it were the case, a declaration by the acquiring party that it does not intend to alter the composition of its control or the structure of the company’s administration; (iii) the number of shares and other securities or other financial instruments referenced in such shares, of physical or financial settlement, specifying the number, class and type of such shares; (iv) indication of any agreements ruling the exercise of voting rights or the purchase and sale of our securities; and (v) if the shareholder is resident or domiciled abroad, the name and the registration number in the Natural Persons Registry (CPF) or the National Register of Legal Entities (CNPJ) of its agent or legal representative in Brazil for the purposes of article 119 of the Brazilian Corporate Law.

Such obligations also apply to (i) the acquisition of any right over our shares and other securities subject to disclosure; and (ii) execution of any derivative financial instruments referenced in our shares, even without physical settlement provisions.

Our investor relations officer is responsible for sending this information to CVM and to BM&FBOVESPA as soon as received.

Disclosure of Material Facts

The Brazilian Securities Market Law and CVM Instruction 358 set forth that we must disclose any decision of our controlling shareholder, of a general shareholders’ meeting or of any of our management bodies, or any other act or event in connection with our business that could influence: (i) the trading price of our securities or securities referenced to our securities; (ii) the decision by investors to buy, sell or keep those securities; and (iii) the decision by investors to exercise any rights they have as holders of those securities.

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Examples of material facts are: the signing of shareholders’ agreements, the transfer of control of the company, a consolidation, merger or spin-off involving the company or associated companies, the change in rights and advantages of the securities issued by the company, the split or reverse split of shares, among others.

Our investor relations officer is responsible for the disclosure of any material facts to the market.

The applicable regulation authorizes us, on an exceptional basis, to request confidential treatment of certain material developments from the CVM when our management believes that disclosure of the respective fact to the public could result in adverse consequences to us.

Description of American Depositary SHARES

American Depositary Shares

The Bank of New York Mellon, as depositary, will register and deliver American Depositary Shares, also referred to as ADSs. Each ADS will represent one (1) unit (or a right to receive one (1) unit) deposited with Banco Santander (Brasil) S.A., as custodian for the depositary in Brazil. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The depositary’s office at which the ADSs will be administered is located at 101 Barclay Street, New York, New York 10286. The Bank of New York Mellon’s principal executive office is located at 225 Liberty Street, New York, New York 10286.

You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Brazilian law governs shareholder rights. The depositary will be the holder of the units underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of American Depositary Receipt. Directions on how to obtain copies of those documents are provided on page 2. See “Incorporation of Certain Documents by Reference.” The form of Deposit Agreement is filed as Exhibit 4.1 to the registration statement of which this prospectus is a part.

Dividends and Other Distributions

How will you receive dividends and other distributions on the units?

The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on units or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of units your ADSs represent. Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted.

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Cash. The depositary will convert any cash dividend or other cash distribution we pay on the units into U.S. dollars if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders who request such distribution and to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.

Units. The depositary may distribute additional ADSs representing any units we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell units which would require it to deliver a fraction of an ADS (or ADSs representing those units) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new units. The depositary may sell a portion of the distributed units (or ADSs representing those units) sufficient to pay its fees and expenses in connection with that distribution.

Rights to purchase additional units. If we offer holders of our securities any rights to subscribe for additional units or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of units, new ADSs representing the new units, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

Other distributions. The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, units, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, units, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our units or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits units or evidence of rights to receive units with the custodian with any appropriate documentation that the custodian requires. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

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How can ADS holders withdraw the deposited securities?

You may surrender your ADSs for the purpose of withdrawal at the depositary’s office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the units and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office or other requested locations. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your American Depositary Receipt, or ADR, to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

ADS holders may instruct the depositary how to vote the number of deposited units their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to any applicable provision of Brazilian law and of our articles of incorporation or similar documents, to vote or to have its agents vote the units, shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.

Except by instructing the depositary as described above, you will not be able to exercise voting rights unless you surrender your ADSs and withdraw the units. However, you may not know about the meeting enough in advance to withdraw the units. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed or as described in the following sentence. If we asked the depositary to solicit your instructions at least 30 days before the meeting date but the depositary does not receive voting instructions from you by the specified date, it will consider you to have authorized and directed it to give a discretionary proxy to a person designated by us to vote the number of deposited securities represented by your ADSs. The depositary will give a discretionary proxy in those circumstances to vote on all questions to be voted upon unless we notify the depositary that:

•	we do not wish to receive a discretionary proxy;

•	there is substantial opposition from our shareholders to the manner in which such deposited securities would be voted with respect to the particular question; or

•	the particular question would have a material and adverse impact on the rights of our shareholders.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your units. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your voting rights and there may be nothing you can do if your units are not voted as you requested.

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If we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon as far in advance of the meeting date as practicable.

Record Dates

Whenever (i) a cash dividend, cash distribution or any other distribution is made on deposited securities or rights to purchase units or other securities are issued with respect to deposited securities or the depositary receives notice that a distribution or issuance of that kind will be made, (ii) the depositary receives notice that a meeting of holders of units or common or preferred shares will be held in respect of which we have requested the depositary to send a notice, (iii) the depositary will assess a fee or charge against ADS holders, (iv) the depositary causes a change in the number of units that are represented by each ADS, or (v) the depositary otherwise finds it necessary or convenient, in each case, the depositary will fix a corresponding record date for ADS holders, which shall be the same as, or as near as practicable to, any corresponding record date set by us with respect to units or common or preferred shares.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities

The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do so by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.

If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs on a pro rata basis and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.

If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender or of those ADSs or cancel those ADSs upon notice to the ADS holders.

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Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. Upon an amendment which changes the number of units represented by each ADS, the depositary may call for the surrender and/or exchange of ADRs to effect the change. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if

•	90 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

•	we delist our units from an exchange on which they were listed and do not list the units on another exchange;

•	we enter insolvency proceedings or information becomes publicly available indicating that unsecured claims against us are not expected to be paid;

•	all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

•	there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

•	there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 120 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

•	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

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•	are not liable if we are or it is prevented or delayed by law or circumstances beyond our or its control from performing our or its obligations under the deposit agreement;

•	are not liable if we or it exercises discretion permitted under the deposit agreement;

•	are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person; and

•	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of units, the depositary may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any units or other deposited securities;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Units Underlying your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying units at any time except:

•	when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of units is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our units;

•	when you owe money to pay fees, taxes and similar charges; or

•	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of units or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Pre-release of ADSs

The deposit agreement permits the depositary to deliver ADSs before deposit of the underlying units. This is called a pre-release of the ADSs. The depositary may also deliver units upon the surrender of pre-released ADSs (even if the ADSs are surrendered before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying units are delivered to the depositary. The depositary may receive ADSs instead of units to close out a

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pre-release. The depositary may pre-release ADSs only under the following conditions: (i) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer (a) owns the units or ADSs to be deposited, (b) assigns all rights, title and interest in the units to the depositary and (c) will not take any action with respect to such units or ADSs inconsistent with beneficial ownership; (ii) the pre-release is fully collateralized with cash or other collateral that the depositary considers appropriate; and (iii) the depositary must be able to close out the pre-release on not more than five business days' notice. In addition, the depositary will limit the number of ADSs that may be outstanding at any time as a result of pre-release, although the depositary may disregard the limit from time to time, if it thinks it is appropriate to do so.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary's reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Disclosure of Interests

When required in order to comply with applicable laws and regulations or our articles of incorporation, we may from time to time request each ADS holder to provide to the depositary, and each ADS holder agrees to provide and consents to the disclosure of, information relating to: (a) the capacity in which it holds ADSs, (b) the identity of any holders or other persons or entities then or previously interested in those ADSs and the nature of those interests, and (c) any other matter where disclosure of such matter is required for that compliance.

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Fees and Expenses

Persons depositing or withdrawing units or ADS holders must pay:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)

Issuance of ADSs, including issuances resulting from a distribution of units or rights or other property

Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$0.05 (or less) per ADS	Any cash distribution to ADS holders
A fee equivalent to the fee that would be payable if securities distributed to you had been units and the units had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders
$0.05 (or less) per ADS per calendar year	Depositary services
Registration or transfer fees	Transfer and registration of units on our unit register to or from the name of the depositary or its agent when you deposit or withdraw units
Expenses of the depositary	Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement) Converting foreign currency to U.S. dollars
Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or units underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As applicable
Any charges incurred by the depositary or its agents for servicing the deposited securities	As applicable

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing units or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.

The depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account.  The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account.  The depositary makes no representation that the exchange rate used or obtained in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligations under the deposit agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.

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Plan of Distribution

Selling shareholders may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser;

•	in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	through agents; or

•	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The prospectus supplement will state the terms of the offering of the securities, including, if applicable:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

The securities may be sold through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

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Sales to or through one or more underwriters or agents in at-the-market offerings will be made pursuant to the terms of a distribution agreement with the underwriters or agents. Such underwriters or agents may act on an agency basis or on a principal basis. During the term of any such agreement, shares may be sold on a daily basis on any stock exchange, market or trading facility on which the common shares are traded, in privately negotiated transactions or otherwise as agreed with the underwriters or agents. The distribution agreement will provide that any units sold (including units represented by ADSs) will be sold at negotiated prices or at prices related to the then prevailing market prices for our common shares. Therefore, information regarding commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we may also agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our units (including units represented by ADSs). The terms of each such distribution agreement will be described in a prospectus supplement.

Selling shareholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with us to indemnification by us and/or the selling shareholders, if applicable, against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make.

The prospectus supplement may also set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

Validity of the Securities

The validity of the ADSs and the underlying units, common shares and preferred shares will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York, our U.S. counsel, and Pinheiro Neto Advogados, São Paulo, Brazil, our Brazilian counsel, respectively, and for any underwriters or agents by counsel named in the applicable prospectus supplement. Certain matters of Brazilian law will be passed upon for us by Pinheiro Neto Advogados, São Paulo, Brazil and for any underwriters or agents by Brazilian counsel named in the applicable prospectus supplement.

Experts

The consolidated financial statements as of December 31, 2016 and for the year ended December 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management's Annual Report on Internal Control over Financial Reporting) as of December 31, 2016 incorporated in this prospectus by reference to the 2016 Annual Report have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the supplemental information included in Appendix I and II to the financial statements under the captions Reconciliation of Shareholders’ Equity and Net Income - BRGAAP vs IFRS as of and for the year ended December 31, 2016 and the Statement of Value Added for the year ended December 31, 2016, respectively) of PricewaterhouseCoopers Auditores Independentes (“PwC”), an independent registered public accounting firm given on the authority of said firm as experts in auditing and accounting.

The address of PwC is Avenida Francisco Matarazzo 1400 - Torre Torino - 05001-903 - Sao Paulo – SP, Sao Paulo.

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Our consolidated financial statements as of December 31, 2015 and 2014 and for the years ended December 31, 2015 and 2014, incorporated in this prospectus by reference from our 2016 Annual Report, have been audited by Deloitte Touche Tohmatsu Auditores Independentes (“Deloitte”), an independent registered public accounting firm, as stated in its reports, which are incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the supplementary information included in the Appendix II to the notes under the caption Statements of Value Added). Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The address of Deloitte is Avenida Dr. Chucri Zaidan, 1,240 – 4th to 12nd floors - 04711-130 - São Paulo - SP, Brasil.

Notices

All notices will be deemed to have been given upon the mailing by first class mail, postage prepaid, of those notices to holders of securities at their registered addresses as recorded in the register of holders of such securities.

Service of Process and Enforcement of Civil Liabilities

We are incorporated under the laws of Brazil. All of our directors and officers reside outside the United States. Substantially all of our assets are located in Brazil. As a result, it may not be possible (or it may be difficult) for you to effect service of process upon us or these other persons within the United States or to enforce judgments obtained in United States courts against us or them, including those predicated upon the civil liability provisions of the federal securities laws of the United States.

We have been advised by Pinheiro Neto Advogados, our Brazilian counsel, that a judgment of a United States court for civil liabilities predicated upon the federal securities laws of the United States may be enforced in Brazil, subject to certain requirements described below. Such counsel has advised that a judgment against us, the directors and officers or certain advisors named herein obtained in the United States would be enforceable in Brazil without any retrial or re-examination of the merits upon previous recognition of that judgment by the Superior Tribunal de Justiça (Superior Tribunal of Justice). That recognition will only be available if the U.S. judgment:

•	fulfills all formalities required for its enforceability under the laws of the United States;

•	is issued by a court of competent jurisdiction after proper service of process on the parties, which service must be in accordance with Brazilian law if made in Brazil, or after sufficient evidence of our absence has been given, as established pursuant to applicable law;

•	is not subject to appeal and is not against Brazilian res judicata;

•	is apostilled by a competent authority of the State from which the document emanates according to the Hague Convention of October 5, 1961 Abolishing the Requirement of Legalisation for Foreign Public Documents or authenticated by the Brazilian consulate of the State of New York, where the judgment is issued, and is accompanied by a sworn translation into Portuguese;

•	is not equal to a proceeding in Brazil involving the same parties, based on the same grounds and with the same object, which has been ruled by Brazilian Court; and

•	is not contrary to Brazilian public policy (as set forth in Brazilian law), dignity of the human beings or national sovereignty.

We have been further advised by our Brazilian counsel that original actions may be brought in connection with this prospectus predicated solely on the federal securities laws of the United States in Brazilian courts and that,

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subject to applicable law, Brazilian courts may enforce liabilities in such actions against us or the directors and officers and certain advisors named herein.

In addition, a plaintiff, whether Brazilian or non-Brazilian, who resides outside Brazil or is outside Brazil during the course of the litigation in Brazil must post a bond to guarantee court costs and legal fees if the plaintiff owns no real property in Brazil that could secure payment. This bond must have a value sufficient to satisfy the payment of court fees and defendant attorney’s fees, as determined by the Brazilian judge, except in the case of the enforcement of foreign judgments that have been duly confirmed by the Brazilian Superior Tribunal de Justiça (cumprimento de sentença). Notwithstanding the foregoing, we cannot assure you that confirmation would be obtained, that the confirmation process would be conducted in a timely manner or that a Brazilian court would enforce a monetary judgment for violation of the securities laws of the United States.

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Banco Santander (Brasil) S.A.

80,000,000 Units

Including units in the form of American depositary shares

PROSPECTUS SUPPLEMENT

Bookrunners
BofA Merrill Lynch	Credit Suisse	Santander

March 28, 2017